Exhibit 10.1

EXECUTION COPY

CLASS A-1 NOTE PURCHASE AGREEMENT
(SERIES 2019-1 VARIABLE FUNDING SENIOR NOTES, CLASS A-1)
dated as of April 30, 2019
among
DB MASTER FINANCE LLC,
as Master Issuer,
DB MASTER FINANCE PARENT LLC,
DB FRANCHISING HOLDING COMPANY LLC,
DB MEXICAN FRANCHISING LLC,
DD IP HOLDER LLC,
BR IP HOLDER LLC,
BR UK FRANCHISING LLC,
DUNKIN’ DONUTS FRANCHISING LLC,
BASKIN-ROBBINS FRANCHISING LLC,
DB REAL ESTATE ASSETS I LLC and
DB REAL ESTATE ASSETS II LLC,
each as a Guarantor,
DUNKIN’ BRANDS, INC.,
as Manager,
CERTAIN CONDUIT INVESTORS,
each as a Conduit Investor,
CERTAIN FINANCIAL INSTITUTIONS,
each as a Committed Note Purchaser,
CERTAIN FUNDING AGENTS,
COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH,
as L/C Provider,
COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH,
as Swingline Lender,
and
COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH,
as Administrative Agent
TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS    2
Section 1.01    Definitions    2
Section 1.02    Defined terms    2
ARTICLE II PURCHASE AND SALE OF SERIES 2019-1 CLASS A-1 NOTES    8
Section 2.01    The Initial Advance Notes    8
Section 2.02    Advances    9
Section 2.03    Borrowing Procedures    10
Section 2.04    The Series 2019-1 Class A-1 Notes    13
Section 2.05    Reduction in Commitments    13
Section 2.06    Swingline Commitment    16
Section 2.07    L/C Commitment    19
Section 2.08    L/C Reimbursement Obligations    23
Section 2.09    L/C Participations    25
ARTICLE III INTEREST AND FEES    27
Section 3.01    Interest    27
Section 3.02    Fees    29
Section 3.03    Eurodollar Lending Unlawful    29
Section 3.04    Deposits Unavailable    30
Section 3.05    Increased Costs, etc.     30
Section 3.06    Funding Losses    31
Section 3.07    Increased Capital or Liquidity Costs    31
Section 3.08    Taxes    32
Section 3.09    Change of Lending Office    36
ARTICLE IV OTHER PAYMENT TERMS    36
Section 4.01    Time and Method of Payment    36
Section 4.02    Order of Distributions    37
Section 4.03    L/C Cash Collateral    37
Section 4.04    Alternative Arrangements with Respect to Letters of Credit    38
ARTICLE V THE ADMINISTRATIVE AGENT AND THE FUNDING AGENTS    38
Section 5.01    Authorization and Action of the Administrative Agent    38
Section 5.02    Delegation of Duties    39
Section 5.03    Exculpatory Provisions    39
Section 5.04    Reliance    40

Section 5.05    Non-Reliance on the Administrative Agent and Other
Purchasers    40
Section 5.06    The Administrative Agent in its Individual Capacity    40
Section 5.07    Successor Administrative Agent; Defaulting Administrative
Agent    40
Section 5.08    Authorization and Action of Funding Agents    42

Section 5.09    Delegation of Duties    42
Section 5.10    Exculpatory Provisions    43
Section 5.11    Reliance    43
Section 5.12    Non-Reliance on the Funding Agent and Other Purchasers    43
Section 5.13    The Funding Agent in its Individual Capacity    44
Section 5.14    Successor Funding Agent    44
ARTICLE VI REPRESENTATIONS AND WARRANTIES    44
Section 6.01    The Master Issuer    44
Section 6.02    The Manager    46
Section 6.03    Lender Parties    46
ARTICLE VII CONDITIONS    48
Section 7.01    Conditions to Issuance and Effectiveness    48
Section 7.02    Conditions to Initial Extensions of Credit    48
Section 7.03    Conditions to Each Extension of Credit    48
ARTICLE VIII COVENANTS    50
Section 8.01    Covenants    50
ARTICLE IX MISCELLANEOUS PROVISIONS    51
Section 9.01    Amendments    51
Section 9.02    No Waiver; Remedies    52
Section 9.03    Binding on Successors and Assigns    52
Section 9.04    Survival of Agreement    53
Section 9.05    Payment of Costs and Expenses; Indemnification    54
Section 9.06    Characterization as Related Document; Entire Agreement    56
Section 9.07    Notices    57
Section 9.08    Severability of Provisions    57
Section 9.09    Tax Characterization    57
Section 9.10    No Proceedings; Limited Recourse    57
Section 9.11    Confidentiality    58
Section 9.12    GOVERNING LAW; CONFLICTS WITH
INDENTURE    59
Section 9.13    JURISDICTION    59
Section 9.14    WAIVER OF JURY TRIAL    59
Section 9.15    Counterparts    60
Section 9.16    Third Party Beneficiary    60
Section 9.17    Assignment    60
Section 9.18    Defaulting Investors    62

Section 9.19    Consent to Springing Amendments    62
Section 9.20    No Fiduciary Duty    62

Section 9.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions 67
Section 9.22Patriot Act    68

SCHEDULES AND EXHIBITS
SCHEDULE I    Investor Groups and Commitments
SCHEDULE II    Notice Addresses for Lender Parties, Agents, Master Issuer and Manager
SCHEDULE III    Additional Closing Conditions
SCHEDULE IV    Letters of Credit
EXHIBIT A    Form of Advance Request
EXHIBIT A-1    Form of Swingline Loan Request
EXHIBIT B    Form of Assignment and Assumption Agreement
EXHIBIT C    Form of Investor Group Supplement
EXHIBIT D    Form of Purchaser’s Letter
EXHIBIT E    Form of Joinder Agreement
CLASS A-1 NOTE PURCHASE AGREEMENT
THIS CLASS A-1 NOTE PURCHASE AGREEMENT, dated as of April 30, 2019 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made by and among:
(a)DB MASTER FINANCE LLC, a Delaware limited liability company (the “Master Issuer”),
(b)DB MASTER FINANCE PARENT LLC, a Delaware limited liability company, DB FRANCHISING HOLDING COMPANY LLC, a Delaware limited liability company, DB MEXICAN FRANCHISING LLC, a Delaware limited liability company, DD IP HOLDER LLC, a Delaware limited liability company, BR IP HOLDER LLC, a Delaware limited liability company, BR UK FRANCHISING LLC, a Delaware limited liability company, DUNKIN’ DONUTS FRANCHISING LLC, a Delaware limited liability company, BASKIN-ROBBINS FRANCHISING LLC, a Delaware limited liability company, DB REAL ESTATE ASSETS I LLC, a Delaware limited liability company, and DB REAL ESTATE ASSETS II LLC, a Delaware limited liability company, (each, a “Guarantor” and, collectively, the “Guarantors”),
(c)DUNKIN’ BRANDS, INC., a Delaware corporation, as the manager (the “Manager”),
(d)the several commercial paper conduits listed on Schedule I as Conduit Investors and their respective permitted successors and assigns (each, a “Conduit Investor” and, collectively, the “Conduit Investors”),
(e)the several financial institutions listed on Schedule I as Committed Note Purchasers and their respective permitted successors and assigns (each, a “Committed Note Purchaser” and, collectively, the “Committed Note Purchasers”),
(f)for each Investor Group, the financial institution entitled to act on behalf of the Investor Group set forth opposite the name of such Investor Group on Schedule I as Funding Agent and its permitted successors and assigns (each, the “Funding Agent” with respect to such Investor Group and, collectively, the “Funding Agents”),
(g)COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, as L/C Provider,
(h)COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, as Swingline Lender, and
(i)COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, in its capacity as administrative agent for the Conduit Investors, the Committed Note Purchasers, the Funding Agents, the L/C Provider and the Swingline Lender (together with its permitted successors and assigns in such capacity, the “Administrative Agent” or the “Series 2019-1 Class A-1 Administrative Agent”).

BACKGROUND
1.Contemporaneously with the execution and delivery of this Agreement, the Master Issuer and Citibank, N.A., as Trustee, are entering into the Series 2019-1 Supplement, of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2019-1 Supplement”), to the Base Indenture, dated as of January 26, 2015 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture” and, together with the Series 2019-1 Supplement and any other supplement to the Base Indenture, the “Indenture”), among the Master Issuer and the Trustee, pursuant to which the Master Issuer will issue the Series 2019-1 Class A-1 Notes (as defined in the Series 2019-1 Supplement) in accordance with the Indenture.
2.The Master Issuer wishes to (a) issue the Series 2019-1 Class A-1 Advance Notes to each Funding Agent on behalf of the Investors in the related Investor Group, and obtain the agreement of the applicable Investors to make loans from time to time (each, an “Advance” or a “Series 2019-1 Class A-1 Advance” and, collectively, the “Advances” or the “Series 2019-1 Class A-1 Advances”) that will constitute the purchase of Series 2019-1 Class A-1 Outstanding Principal Amounts on the terms and conditions set forth in this Agreement; (b) issue the Series 2019-1 Class A-1 Swingline Note to the Swingline Lender and obtain the agreement of the Swingline Lender to make Swingline Loans on the terms and conditions set forth in this Agreement; and (c) issue the Series 2019-1 Class A-1 L/C Note to the L/C Provider and obtain the agreement of the L/C Provider to provide Letters of Credit on the terms and conditions set forth in this Agreement. L/C Obligations in connection with Letters of Credit issued pursuant to the Series 2019-1 Class A-1 L/C Note will constitute purchases of Series 2019-1 Class A-1 Outstanding Principal Amounts upon the incurrence of such L/C Obligations. The Series 2019-1 Class A-1 Advance Notes, the Series 2019-1 Class A-1 Swingline Note and the Series 2019-1 Class A-1 L/C Note constitute Series 2019-1 Class A-1 Notes. The Manager has joined in this Agreement to confirm certain representations, warranties and covenants made by it in favor of the Trustee and the Noteholders in the Related Documents for the benefit of each Lender Party.
ARTICLE I
DEFINITIONS
Section 1.01 Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Series 2019-1 Supplemental Definitions List attached to the Series 2019-1 Supplement as Annex A or in the Base Indenture Definitions List attached to the Base Indenture as Annex A, as applicable. Unless otherwise specified herein, all Article, Exhibit, Section or Subsection references herein shall refer to Articles, Exhibits, Sections or Subsections of this Agreement.
Section 1.02 Defined terms
“2019 Springing Amendments Implementation Date” has the meaning set forth in the Series 2019-1 Supplemental Definitions List attached to the Series 2019-1 Supplement as Annex A.
“Additional Issuance Date” means, with respect to any Additional Series 2019-1 Class A-1 Advance Notes issued after the Series 2019-1 Closing Date, the date of the issuance of such Notes.
“Additional Series 2019-1 Class A-1 Advance Notes” means additional Series 2019-1 Class A-1 Advance Notes issued after the Series 2019-1 Closing Date in accordance with Section 2.10 of this Agreement.
“Base Rate” means, on any day, a rate per annum equal to the sum of (a) (i) the greatest of (A) the Prime Rate in effect on such day, (B) the Federal Funds Rate in effect on such day plus 0.50% and (C) the Eurodollar Funding Rate for a Eurodollar Interest Accrual Period of one (1) month plus 0.50% plus (b) 1.00%; provided, that any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively; provided, further, that changes in any rate of interest calculated by reference to the Base Rate shall take effect simultaneously with each change in the Base Rate.
“Base Rate Advance” means an Advance that bears interest at the Base Rate during such time as it bears interest at such rate, as provided in this Agreement.
“Commercial Paper” means, with respect to any Conduit Investor, the promissory notes issued in the commercial paper market by or for the benefit of such Conduit Investor.
“Commitments” means the obligations of each Committed Note Purchaser included in each Investor Group to fund Advances pursuant to Section 2.02(a) of this Agreement and to participate in Swingline Loans and Letters of Credit pursuant to Sections 2.06 and 2.08 of this Agreement, respectively, in an aggregate stated amount up to its Commitment Amount.
“Commitment Amount” means, as to each Committed Note Purchaser, the amount set forth on Schedule I of this Agreement opposite such Committed Note Purchaser’s name as its Commitment Amount or, in the case of a Committed Note Purchaser that becomes a party to this Agreement pursuant to an Assignment and Assumption Agreement, Investor Group Supplement or a Joinder Agreement, the amount set forth therein as such Committed Note Purchaser’s Commitment Amount, in each case, as such amount may be (i) reduced pursuant to Section 2.05 of this Agreement, (ii)

increased or reduced by any Assignment and Assumption Agreement or Investor Group Supplement entered into by such Committed Note Purchaser in accordance with the terms of this Agreement or (iii) increased in connection with the issuance of Additional Series 2019-1 Class A-1 Advance Notes pursuant to Section 2.10.
“Commitment Percentage” means, on any date of determination, with respect to any Investor Group, the ratio, expressed as a percentage, which such Investor Group’s Maximum Investor Group Principal Amount bears to the Series 2019-1 Class A-1 Notes Maximum Principal Amount on such date.
“Commitment Term” means the period from and including the Series 2019-1 Closing Date to but excluding the earlier of (a) the Commitment Termination Date and (b) the date on which the Commitments are terminated or reduced to zero in accordance with this Agreement.
“Commitment Termination Date” means the Series 2019-1 Class A-1 Notes Renewal Date (as such date may be extended pursuant to Section 3.6(b) of the Series 2019-1 Supplement).
“Committed Note Purchaser Percentage” means, on any date of determination, with respect to any Committed Note Purchaser in any Investor Group, the ratio, expressed as a percentage, which the Commitment Amount of such Committed Note Purchaser bears to such Investor Group’s Maximum Investor Group Principal Amount on such date.
“Conduit Assignee” means, with respect to any Conduit Investor, any commercial paper conduit whose Commercial Paper is rated by at least two of the Specified Rating Agencies and is rated at least “A-1” from Standard & Poor’s and/or “P-1” from Moody’s, as applicable, that is administered by the Funding Agent with respect to such Conduit Investor or any Affiliate of such Funding Agent, in each case, designated by such Funding Agent to accept an assignment from such Conduit Investor of the Investor Group Principal Amount or a portion thereof with respect to such Conduit Investor pursuant to Section 9.17(b) of this Agreement.
“CP Advance” means an Advance that bears interest at the CP Rate during such time as it bears interest at such rate, as provided in this Agreement.
“CP Funding Rate” means, with respect to each Conduit Investor, for any day during any Interest Accrual Period, for any portion of the Advances funded or maintained through the issuance of Commercial Paper by such Conduit Investor, the per annum rate equivalent to the weighted average cost (as determined by the related Funding Agent, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Investor, other borrowings by such Conduit Investor and any other costs associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that are allocated, in whole or in part, by such Conduit Investor or its related Funding Agent to fund or maintain such Advances for such Interest Accrual Period (and which may also be allocated in part to the funding of other assets of the Conduit Investor); provided, however, that if any component of any such rate is a discount rate, in calculating the “CP Funding Rate” for such Advances for such Interest Accrual Period, the related Funding Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.
“CP Rate” means, on any day during any Interest Accrual Period, an interest rate per annum equal to the sum of (i) the CP Funding Rate for such Interest Accrual Period plus (ii) 1.50%.
“Decrease” means a Mandatory Decrease or a Voluntary Decrease, as applicable.
“Defaulting Investor” means any Investor that has (a) failed to make a payment required to be made by it under the terms of this Agreement within one (1) Business Day of the day such payment is required to be made by such Investor thereunder, (b) notified the Administrative Agent in writing that it does not intend to make any payment required to be made by it under the terms of this Agreement within one (1) Business Day of the day such payment is required to be made by such Investor thereunder or (c) become the subject of an Event of Bankruptcy.
“Eligible Conduit Investor” means, at any time, any Conduit Investor whose Commercial Paper at such time is rated by at least two of the Specified Rating Agencies and is rated at least “A-1” from Standard & Poor’s and/or “P-1” from Moody’s, as applicable.

“Eurodollar Advance” means an Advance that bears interest at the Eurodollar Rate during such time as it bears interest at such rate, as provided in this Agreement.
“Eurodollar Business Day” means any Business Day on which dealings are also carried on in the London interbank market and banks are open for business in London.

“Eurodollar Funding Rate” means, for any Eurodollar Interest Accrual Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Eurodollar Business Days prior to the beginning of such Eurodollar Interest Accrual Period by reference to the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Eurodollar Interest Accrual Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Funding Rate” shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined by the Administrative Agent to be the average of the offered rates for deposits in U.S. Dollars in the amount of $1,000,000 for a period of time comparable to such Eurodollar Interest Accrual Period which are offered by three leading banks in the London interbank market at approximately 11:00 a.m. (London time) on the date that is two (2) Eurodollar Business Days prior to the beginning of such Eurodollar Interest Accrual Period as selected by the Administrative Agent (unless the Administrative Agent is unable to obtain such rates from such banks, in which case it will be deemed that a Eurodollar Funding Rate cannot be ascertained for purposes of Section 3.04 of this Agreement). In respect of any Eurodollar Interest Accrual Period that is less than one (1) month in duration and if no Eurodollar Funding Rate is otherwise determinable with respect thereto in accordance with the preceding sentence of this definition, the Eurodollar Funding Rate shall be determined through the use of straight-line interpolation by reference to two rates calculated in accordance with the preceding sentence, one of which shall be determined as if the maturity of the U.S. Dollar deposits referred to therein were the period of time for which rates are available next shorter than the Eurodollar Interest Accrual Period and the other of which shall be determined as if such maturity were the period of time for which rates are available next longer than the Eurodollar Interest Accrual Period.
“Eurodollar Funding Rate (Reserve Adjusted)” means, for any Eurodollar Interest Accrual Period, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:
Eurodollar Funding Rate    =    Eurodollar Funding Rate
(Reserve Adjusted)    1.00 - Eurodollar Reserve Percentage
The Eurodollar Funding Rate (Reserve Adjusted) for any Eurodollar Interest Accrual Period will be determined by the Administrative Agent on the basis of the Eurodollar Reserve Percentage in effect two (2) Eurodollar Business Days before the first day of such Eurodollar Interest Accrual Period.
“Eurodollar Interest Accrual Period” means, with respect to any Eurodollar Advance, the period commencing on and including the Eurodollar Business Day such Advance first becomes a Eurodollar Advance in accordance with Section 3.01(b) of this Agreement and ending on but excluding, at the election of Master Issuer pursuant to such Section 3.01(b) of this Agreement, a date (i) one (1) month subsequent to such date, (ii) two (2) months subsequent to such date, (iii) three (3) months subsequent to such date or (iv) six (6) months subsequent to such date; provided, however, that no Eurodollar Interest Accrual Period may end subsequent to the second Business Day before the Quarterly Calculation Date occurring immediately prior to the then-current Series 2019-1 Class A-1 Notes Renewal Date and upon the occurrence and during the continuation of any Rapid Amortization Period or any Event of Default, any Eurodollar Interest Accrual Period with respect to the Eurodollar Advances of all Investor Groups may be terminated at the end of the then-current Eurodollar Interest Accrual Period (or, if the Class A-1 Notes have been accelerated in accordance with Section 9.2 of the Base Indenture, immediately), at the election of the Administrative Agent or Investor Groups holding in the aggregate more than 50% of the Eurodollar Tranche, by notice to the Master Issuer, the Manager, the Control Party and the Funding Agents, and upon such election the Eurodollar Advances in respect of which interest was calculated by reference to such terminated Eurodollar Interest Accrual Period shall be converted to Base Rate Advances.
“Eurodollar Rate” means, on any day during any Eurodollar Interest Accrual Period, an interest rate per annum equal to the sum of (i) the Eurodollar Funding Rate (Reserve Adjusted) for such Eurodollar Interest Accrual Period plus (ii) 1.50%.
“Eurodollar Reserve Percentage” means, for any Eurodollar Interest Accrual Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to liabilities or assets constituting “Eurocurrency Liabilities,” as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Eurodollar Interest Accrual Period.
“Eurodollar Tranche” means any portion of the Series 2019-1 Class A-1 Outstanding Principal Amount funded or maintained with Eurodollar Advances.
“FATCA” means (a) Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction with the purpose (in either case) of facilitating the implementation of (a) above, or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the Internal Revenue Service, the United States government or any governmental or taxation authority in the United States.
“Increase” has the meaning set forth in Section 2.1(a) of the Series 2019-1 Supplement.
“Interest Reserve Letter of Credit” means any letter of credit issued under this Agreement for the benefit of the Trustee and the Senior Noteholders or the Senior Subordinated Noteholders, as applicable.

“Investor” means any one of the Conduit Investors and the Committed Note Purchasers and “Investors” means the Conduit Investors and the Committed Note Purchasers collectively.
“Investor Group” means (i) for each Conduit Investor, collectively, such Conduit Investor, the related Committed Note Purchaser(s) set forth opposite the name of such Conduit Investor on Schedule I of this Agreement (or, if applicable, set forth for such Conduit Investor in the Assignment and Assumption Agreement, Investor Group Supplement or Joinder Agreement pursuant to which such Conduit Investor or Committed Note Purchaser becomes a party thereto), any related Program Support Provider(s) and the related Funding Agent (which shall constitute the Series 2019-1 Class A-1 Noteholder for such Investor Group) and (ii) for each other Committed Note Purchaser that is not related to a Conduit Investor, collectively, such Committed Note Purchaser, any related Program Support Provider(s) and the related Funding Agent (which shall constitute the Series 2019-1 Class A-1 Noteholder for such Investor Group).
“Investor Group Increase Amount” means, with respect to any Investor Group, for any Business Day, the portion of the Increase, if any, actually funded by such Investor Group on such Business Day.
“Investor Group Principal Amount” means, with respect to any Investor Group, (a) when used with respect to the Series 2019-1 Closing Date, an amount equal to (i) such Investor Group’s Commitment Percentage of the Series 2019-1 Class A-1 Initial Advance Principal Amount plus (ii) such Investor Group’s Commitment Percentage of the Series 2019-1 Class A-1 Outstanding Subfacility Amount outstanding on the Series 2019-1 Closing Date, and (b) when used with respect to any other date, an amount equal to (i) the Investor Group Principal Amount with respect to such Investor Group on the immediately preceding Business Day (excluding any Series 2019-1 Class A-1 Outstanding Subfacility Amount included therein) plus (ii) the Investor Group Increase Amount with respect to such Investor Group on such date minus (iii) the amount of principal payments made to such Investor Group on the Series 2019-1 Class A-1 Advance Notes on such date plus (iv) such Investor Group’s Commitment Percentage of the Series 2019-1 Class A-1 Outstanding Subfacility Amount outstanding on such date.
“Joinder Agreement” means a Joinder Agreement in the form attached hereto as Exhibit E.
“L/C Commitment” means the obligation of the L/C Provider to provide Letters of Credit pursuant to Section 2.07 of this Agreement, in an aggregate Undrawn L/C Face Amount, together with any Unreimbursed L/C Drawings, at any one time outstanding not to exceed $75,000,000, as such amount may be reduced or increased pursuant to Section 2.07(g) of this Agreement or reduced pursuant to Section 2.05(b) of this Agreement.

“L/C Obligations” means, at any time, an amount equal to the sum of (i) any Undrawn L/C Face Amounts outstanding at such time and (ii) any Unreimbursed L/C Drawings outstanding at such time.
“L/C Provider” means Coöperatieve Rabobank, U.A., New York Branch, in its capacity as provider of any Letter of Credit under this Agreement, and its permitted successors and assigns in such capacity.
“Lender Party” means any Investor, the Swingline Lender or the L/C Provider and “Lender Parties” means the Investors, the Swingline Lender and the L/C Provider, collectively.

“New Advance Notes Pro Forma DSCR” means at any time of determination and with respect to the issuance of any Additional Series 2019-1 Class A-1 Advance Notes, the ratio calculated by dividing (i) the Net Cash Flow over the four immediately preceding Quarterly Collection Periods over (ii) the Debt Service due during such period, in each case on a pro forma basis, calculated as if (a) such Additional Series 2019-1 Class A-1 Notes had been outstanding and any assets acquired with the proceeds of such Additional Series 2019-1 Class A-1 Notes had been acquired at the commencement of such period and (b) any Notes that have been paid, prepaid or repurchased and cancelled during such period, or any Notes that will be paid, prepaid or repurchased and cancelled using the proceeds of such issuance, were so paid, prepaid or repurchased and cancelled as of the commencement of such period.

“Program Support Agreement” means, with respect to any Investor, any agreement entered into by any Program Support Provider in respect of any Commercial Paper and/or Series 2019-1 Class A-1 Note of such Investor providing for the issuance of one or more letters of credit for the account of such Investor, the issuance of one or more insurance policies for which such Investor is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such Investor to any Program Support Provider of the Series 2019-1 Class A-1 Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to such Investor in connection with such Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Committed Note Purchaser).
“Program Support Provider” means, with respect to any Investor, any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, such Investor in respect of such Investor’s Commercial Paper and/or Series 2019-1 Class A-1 Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Investor’s securitization program as it relates to any Commercial

Paper issued by such Investor, and/or holding equity interests in such Investor, in each case pursuant to a Program Support Agreement, and any guarantor of any such Person.
“Reimbursement Obligation” means the obligation of the Master Issuer to reimburse the L/C Provider pursuant to Section 2.08 of this Agreement for amounts drawn under Letters of Credit.
“Series 2019-1 Class A-1 Note Rate” means, for any day, (a) with respect to that portion of the Series 2019-1 Class A-1 Outstanding Principal Amount resulting from Series 2019-1 Class A-1 Advances that bear interest on such day at the CP Rate in accordance with Section 3.01 of this Agreement, the CP Rate in effect for such day; (b) with respect to that portion of the Series 2019-1 Class A-1 Outstanding Principal Amount resulting from Series 2019-1 Class A-1 Advances that bear interest on such day at the Eurodollar Rate in accordance with Section 3.01 of this Agreement, the Eurodollar Rate in effect for the Eurodollar Interest Accrual Period that includes such day; (c) with respect to that portion of the Series 2019-1 Class A-1 Outstanding Principal Amount resulting from Series 2019-1 Class A-1 Advances that bear interest on such day at the Base Rate in accordance with Section 3.01 of this Agreement, the Base Rate in effect for such day; (d) with respect to that portion of the Series 2019-1 Class A-1 Outstanding Principal Amount consisting of Swingline Loans or Unreimbursed L/C Drawings outstanding on such day, the Base Rate in effect for such day; and (e) with respect to any other amounts that any Related Document provides is to bear interest by reference to the Series 2019-1 Class A-1 Note Rate, the Base Rate in effect for such day; in each case, computed on the basis of a 360-day year (or, in the case of the Base Rate, 365 or 366, as applicable) and the actual number of days elapsed; provided, however, that the Series 2019-1 Class A-1 Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Series 2019-1 Closing Date” means April 30, 2019.
“Swingline Commitment” means the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.06 of this Agreement in an aggregate principal amount at any one time outstanding not to exceed $25,000,000, as such amount may be reduced or increased pursuant to Section 2.06(i) of this Agreement or reduced pursuant to Section 2.05(b) of this Agreement.
“Swingline Lender” means Coöperatieve Rabobank, U.A., New York Branch, in its capacity as maker of Swingline Loans, and its permitted successors and assigns in such capacity.
“Undrawn L/C Face Amounts” means, at any time, the aggregate then undrawn and unexpired face amount of any Letters of Credit outstanding at such time.

“Unreimbursed L/C Drawings” means, at any time, the aggregate amount of any L/C Reimbursement Amounts that have not then been reimbursed pursuant to Section 2.08 of this Agreement.
ARTICLE II
PURCHASE AND SALE OF SERIES 2019-1 CLASS A-1 NOTES
Section 2.01 The Advance Notes. On the terms and conditions set forth in the Indenture and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, the Master Issuer shall issue and shall request the Trustee to authenticate (i) the initial Series 2019-1 Class A-1 Advance Notes, which the Master Issuer shall deliver to each Funding Agent on behalf of the Investors in the related Investor Group on the Series 2019-1 Closing Date and (ii) additional Series 2019-1 Class A-1 Advance Notes, which the Master Issuer shall deliver to each Funding Agent on behalf of the Investors in the related Investor Group that become a party to this Agreement by executing a Joinder Agreement upon execution thereof and satisfaction of the additional conditions precedent set forth in Section 2.10(a) of this Agreement. Each Series 2019-1 Class A-1 Advance Note for each Investor Group shall be dated the date of its authentication, shall be registered in the name of the related Funding Agent or its nominee, as agent for the related Investors, or in such other name or nominee as such Funding Agent may request, shall have a maximum principal amount equal to the Maximum Investor Group Principal Amount for such Investor Group, shall have an initial outstanding principal amount equal to such Investor Group’s Commitment Percentage of the Series 2019-1 Class A-1 Initial Advance Principal Amount, and shall be duly authenticated in accordance with the provisions of the Indenture.
Section 2.02 Advances.
(a) Subject to the terms and conditions of this Agreement and the Indenture, each Eligible Conduit Investor, if any, may and, if such Conduit Investor determines that it will not make (or it does not in fact make) an Advance or any portion of an Advance, its related Committed Note Purchaser(s) shall or, if there is no Eligible Conduit Investor with respect to any Investor Group, the Committed Note Purchaser(s) with respect to such Investor Group shall, upon the Master Issuer’s request delivered in accordance with the provisions of Section 2.03 and the satisfaction of all conditions precedent thereto (or under the circumstances set forth in Section 2.05, 2.06 or 2.08), make Advances from time to time during the Commitment Term; provided that such Advances shall be made ratably by each Investor Group based on their respective Commitment Percentages and the portion of any such Advance made by any Committed Note Purchaser in such Investor Group shall be its Committed Note Purchaser Percentage of the Advances to be made by such Investor Group (or the portion thereof not being made by any Conduit Investor in such Investor Group); provided, further, that if, as a result of any Committed Note Purchaser (a “Non-Funding Committed Note Purchaser”) failing to make any previous

Advance that such Non-Funding Committed Note Purchaser was required to make or as a result of the addition of Investor Groups pursuant to Joinder Agreements (“Additional Committed Note Purchasers”), outstanding Advances are not held ratably by each Investor Group based on their respective Commitment Percentages and among the Committed Note Purchasers within each Investor Group based on their respective Committed Note Purchaser Percentages at the time a request for Advances is made, (x) such Non-Funding Committed Note Purchaser or Additional Committed Note Purchasers, as applicable, shall make all of such Advances until outstanding Advances are held ratably by each Investor Group based on their respective Commitment Percentages and among the Committed Note Purchasers within each Investor Group based on their respective Committed Note Purchaser Percentages and (y) further Advances shall be made ratably by each Investor Group based on their respective Commitment Percentages and the portion of any such Advance made by any Committed Note Purchaser in such Investor Group shall be its Committed Note Purchaser Percentage of the Advances to be made by such Investor Group (or the portion thereof not being made by any Conduit Investor in such Investor Group); provided, further, that the failure of a Non-Funding Committed Note Purchaser to make Advances pursuant to the immediately preceding proviso shall not, subject to the immediately following proviso, relieve any other Committed Note Purchaser of its obligation hereunder, if any, to make Advances in accordance with Section 2.03(b)(i); provided, further, that, subject, in the case of clause (i) below, to Section 2.03(b)(ii), no Advance shall be required or permitted to be made by any Investor on any date to the extent that, after giving effect to such Advance, (i) the related Investor Group Principal Amount would exceed the related Maximum Investor Group Principal Amount or (ii) the Series 2019-1 Class A-1 Outstanding Principal Amount would exceed the Series 2019-1 Class A-1 Maximum Principal Amount.
(b)Notwithstanding anything herein or in any other Related Document to the contrary, at no time will a Conduit Investor be obligated to make Advances hereunder. If at any time any Conduit Investor is not an Eligible Conduit Investor, such Conduit Investor shall promptly notify the Administrative Agent (who shall promptly notify the related Funding Agent and the Master Issuer) thereof.
(c)Each of the Advances to be made on any date shall be made as part of a single borrowing (each such single borrowing being a “Borrowing”). The Advances made as part of the initial Borrowing on the Series 2019-1 Closing Date, if any, will be evidenced by the Series 2019-1 Class A-1 Advance Notes issued in connection herewith and will constitute purchases of Series 2019-1 Class A-1 Initial Advance Principal Amounts corresponding to the amount of such Advances. All of the other Advances will constitute Increases evidenced by the Series 2019-1 Class A-1 Advance Notes issued in connection herewith and will constitute purchases of Series 2019-1 Class A-1 Outstanding Principal Amounts corresponding to the amount of such Advances.

(d)Section 2.2(b) of the Series 2019-1 Supplement specifies the procedures to be followed in connection with any Voluntary Decrease of the Series 2019-1 Class A-1 Outstanding Principal Amount. Each such Voluntary Decrease in respect of any Advances shall be either (i) in an aggregate minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof or (ii) or such other amount necessary to reduce the Series 2019-1 Class A-1 Outstanding Principal Amount to zero.
(e)Subject to the terms of this Agreement and the Series 2019-1 Supplement, the aggregate principal amount of the Advances evidenced by the Series 2019-1 Class A-1 Advance Notes may be increased by Borrowings or decreased by Voluntary Decreases from time to time.
Section 2.03 Borrowing Procedures.
(a) Whenever the Master Issuer wishes to make a Borrowing, the Master Issuer shall (or shall cause the Manager on its behalf to) notify the Administrative Agent (who shall promptly, and in any event by 4:00 p.m. (New York City time) on the same Business Day as its receipt of the same, notify each Funding Agent of its pro rata share thereof (or other required share, as required pursuant to Section 2.02(a)) and notify the Trustee, the Control Party, the Swingline Lender and the L/C Provider in writing of such Borrowing) by written notice in the form of an Advance Request delivered to the Administrative Agent no later than 12:00 p.m. (New York City time) one (1) Business Day (or, in the case of any Eurodollar Advances for purposes of Section 3.01(b), three (3) Eurodollar Business Days) prior to the date of Borrowing (unless a shorter period is agreed upon by the Administrative Agent and the L/C Provider, the L/C Issuing Bank, the Swingline Lender or the Funding Agents, as applicable), which date of Borrowing shall be a Business Day during the Commitment Term. Each such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) the Borrowing date, (ii) the aggregate amount of the requested Borrowing to be made on such date, (iii) the amount of outstanding Swingline Loans and Unreimbursed L/C Drawings (if applicable) to be repaid with the proceeds of such Borrowing on the Borrowing date, which amount shall constitute all outstanding Swingline Loans and Unreimbursed L/C Drawings outstanding on the date of such notice that are not prepaid with other funds of the Master Issuer available for such purpose, and (iv) sufficient instructions for application of the balance, if any, of the proceeds of such Borrowing on the Borrowing date (which proceeds shall be made available to the Master Issuer). Requests for any Borrowing may not be made in an aggregate principal amount of less than $100,000 or in an aggregate principal amount that is not an integral multiple of $100,000 in excess thereof (except as otherwise provided herein with respect to Borrowings for the purpose of repaying then-outstanding Swingline Loans or Unreimbursed L/C Drawings). The Master Issuer agrees that Borrowings shall be made automatically (to the extent not deemed made pursuant to Section 2.05(b)(i), 2.05(b)(ii) or 2.08), without the requirement of providing an Advance Request (but with the provision of notice to the Trustee by the Administrative Agent), but subject to the requirements set forth in Section 7.03, upon notice of any drawing under a Letter of Credit and one time per month if any Swingline Loans are outstanding, in each case, in an amount at least sufficient to repay in full all Unreimbursed L/C Drawings or Swingline Loans, as the case may be, outstanding on the date of the applicable automatic Borrowing. Subject to the provisos to Section 2.02(a), each Borrowing shall be ratably allocated among the Investor Groups’ respective Maximum Investor Group Principal Amounts. Each Funding Agent shall promptly advise its related Conduit Investor, if any, of any notice given pursuant to this Section 2.03(a) and shall promptly thereafter (but in no event later than 10:00 a.m. (New York City time) on the date of Borrowing) notify the Administrative Agent, the Master Issuer and the related Committed Note Purchaser(s) whether such Conduit Investor has determined to make all or any portion of the Advances in such Borrowing that are to be made by its Investor Group. On the date of each Borrowing and subject to the other conditions set forth herein and in the Series 2019-1 Supplement (and, if requested by the Administrative Agent, confirmation from the Swingline Lender and the L/C Provider, as applicable, as to (x) the amount of outstanding Swingline Loans and Unreimbursed L/C Drawings to be repaid with the proceeds of such Borrowing on the Borrowing date, (y) the Undrawn L/C Face Amount of all Letters of Credit then outstanding and (z) the principal amount of any other Swingline Loans or Unreimbursed L/C Drawings then outstanding), the applicable Investors in each Investor Group shall make available to the Administrative Agent the amount of the Advances in such Borrowing that are to be made by such Investor Group by wire transfer in U.S. Dollars of such amount in same day funds no later than 10:00 a.m. (New York City time) on the date of such Borrowing, and upon receipt thereof the Administrative Agent shall make such proceeds available by 3:00 p.m. (New York City time), first, to the Swingline Lender and the L/C Provider for application to repayment of the amount of outstanding Swingline Loans and Unreimbursed L/C Drawings as set forth in the applicable Advance Request, if applicable, ratably in proportion to such respective amounts, and, second, to the Master Issuer or the Manager, if directed by the Master Issuer, as instructed in the applicable Advance Request.
(b) (i) The failure of any Committed Note Purchaser to make the Advance to be made by it as part of any Borrowing shall not relieve any other Committed Note Purchaser (whether or not in the same Investor Group) of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Committed Note Purchaser shall be responsible for the failure of any other Committed Note Purchaser to make the Advance to be made by such other Committed Note Purchaser on the date of any Borrowing and (ii) in the event that one or more Committed Note Purchasers fails to make its Advance by 11:00 a.m. (New York City time) on the date of such Borrowing, the Administrative Agent shall notify each of the other Committed Note Purchasers not later than 1:00 p.m. (New York City time) on such date, and each of the other Committed Note Purchasers shall make available to the Administrative Agent a supplemental Advance in a principal amount (such amount, the “reference amount”) equal to the lesser of (a) the aggregate principal Advance that was unfunded multiplied by a fraction, the numerator of which is the Commitment Amount of such Committed Note Purchaser and the denominator of which is the aggregate Commitment Amounts of all Committed Note Purchasers (less the aggregate Commitment Amount of the Committed Note Purchasers failing to make Advances on such date) and (b) the excess of (i) such Committed Note Purchaser’s Commitment Amount over (ii) the product of such Committed Note Purchaser’s related Investor Group Principal Amount multiplied by such Committed Note Purchaser’s Committed Note Purchaser Percentage (after giving effect to all prior Advances on such date of Borrowing) (provided that a Committed Note Purchaser may (but shall not be obligated to), on terms and conditions to be agreed upon by such Committed Note Purchaser and the Master Issuer, make available to the Administrative Agent a supplemental Advance in a principal amount in excess of the reference amount; provided, however, that no such supplemental Advance shall be permitted to be made to the extent that, after giving effect to such Advance, the Series 2019-1 Class A-1 Outstanding Principal Amount would exceed the Series 2019-1 Class A-1 Maximum Principal Amount). Such supplemental Advances shall be made by wire transfer in U.S. Dollars in same day funds no later than 3:00 p.m. (New York City time) one (1) Business Day following the date of such Borrowing, and upon receipt thereof the Administrative Agent shall immediately make such proceeds available, first, to the Swingline Lender and the L/C Provider for application to repayment of the amount of outstanding Swingline Loans and Unreimbursed L/C Drawings as set forth in the applicable Advance Request, if applicable, ratably in proportion to such respective amounts, and, second, to the Master Issuer, or the Manager, if directed by the Master Issuer, as instructed in the applicable Advance Request. If any Committed Note Purchaser which shall have so failed to fund its Advance shall subsequently pay such amount, the Administrative Agent shall apply such amount pro rata to repay any supplemental Advances made by the other Committed Note Purchasers pursuant to this Section 2.03(b).
(c) Unless the Administrative Agent shall have received notice from a Funding Agent prior to the date of any Borrowing that an applicable Investor in the related Investor Group will not make available to the Administrative Agent such Investor’s share of the Advances to be made by such Investor Group as part of such Borrowing, the Administrative Agent may (but shall not be obligated to) assume that such Investor has made such share available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(a) and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Swingline Lender, the L/C Provider and/or the Master Issuer, as applicable, on such date a corresponding amount, and shall, if such corresponding amount has not been made available by the Administrative Agent, make available to the Swingline Lender, the L/C Provider and/or the Master Issuer, as applicable, on such date a corresponding amount once such Investor has made such portion available to the Administrative Agent. If and to the extent that any Investor shall not have so made such amount available to the Administrative Agent, such Investor and the Master Issuer jointly and severally agree to repay (without duplication) to the Administrative Agent on the next Weekly Allocation Date such corresponding amount (in the case of the Master Issuer, in accordance with the Priority of Payments), together with interest thereon, for each day from the date such amount is made available to the Master Issuer until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Master Issuer, the interest rate applicable at the time to the Advances comprising such Borrowing and (ii) in the case of such Investor, the Federal Funds Rate. If such Investor is required to deduct any withholding taxes from the amount paid to the Administrative Agent under this Section 2.03(c), the sum payable by the Investor shall be increased as necessary so that after such deduction has been made, the Administrative Agent receives an amount equal to the sum it would have received had no such deduction been made. If such Investor shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Investor’s Advance as part of such Borrowing for purposes of this Agreement.
Section 2.04 The Series 2019-1 Class A-1 Notes. On each date an Advance or Swingline Loan is made or a Letter of Credit is issued hereunder, and on each date the outstanding amount thereof is reduced, a duly authorized officer, employee or agent of the related Series 2019-1 Class A-1 Noteholder shall make appropriate notations in its books and records of the amount, evidenced by the related Series 2019-1 Class A-1 Advance Note, Series 2019-1 Class A-1 Swingline Note or Series 2019-1 Class A-1 L/C Note, of such Advance, Swingline Loan or Letter of Credit, as applicable, and the amount of such reduction, as applicable. The Master Issuer hereby authorizes each duly authorized officer, employee and agent of such Series 2019-1 Class A-1 Noteholder to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded; provided, however, that in the event of a discrepancy between the books and records of such Series 2019-1 Class A-1 Noteholder and the Note Register, (x) such discrepancy shall be resolved by such Series 2019-1 Class A-1 Noteholder, the Control Party and the Trustee, in consultation with the Master Issuer (provided that such consultation with the Master Issuer will not in any way limit or delay such Series 2019-1 Class A-1 Noteholders’, the Control Party’s and the Trustee’s ability to resolve such discrepancy), and such resolution shall control in the absence of manifest error and the Note Register shall be corrected as appropriate and (y) until any such discrepancy is resolved pursuant to clause (x), the Note Register shall control; provided further that the failure of any such notation to be made, or any finding that a notation is incorrect, in any such records shall not limit or otherwise affect the obligations of the Master Issuer under this Agreement or the Indenture.
Section 2.05 Reduction in Commitments.

(a) The Master Issuer may, upon three (3) Business Days’ notice to the Administrative Agent (who shall promptly notify the Trustee, the Control Party, each Funding Agent and each Investor), effect a permanent reduction in the Series 2019-1 Class A-1 Maximum Principal Amount and a corresponding reduction in each Commitment Amount and Maximum Investor Group Principal Amount on a pro rata basis; provided that (i) any such reduction will be limited to the undrawn portion of the Commitments, although any such reduction may be combined with a Voluntary Decrease effected pursuant to and in accordance with Section 2.2(b) of the Series 2019-1 Supplement, (ii) any such reduction must be in a minimum amount of $1,000,000, (iii) after giving effect to such reduction, the Series 2019-1 Class A-1 Maximum Principal Amount equals or exceeds $5,000,000, unless reduced to zero, and (iv) no such reduction shall be permitted if, after giving effect thereto, (x) the aggregate Commitment Amounts would be less than the Series 2019-1 Class A-1 Outstanding Principal Amount (excluding any Undrawn L/C Face Amounts with respect to which cash collateral is held by the L/C Provider pursuant to Section 4.03(b)) or (y) the aggregate Commitment Amounts would be less than the sum of the Swingline Commitment and the L/C Commitment. Any reduction made pursuant to this Section 2.05(a) shall be made ratably among the Investor Groups on the basis of their respective Maximum Investor Group Principal Amounts.
(b) If any of the following events shall occur, then the Commitment Amounts shall be automatically reduced on the dates and in the amounts set forth below with respect to the applicable event and the other consequences set forth below with respect to the applicable event shall ensue (and the Master Issuer shall give the Trustee, the Control Party, each Funding Agent and the Administrative Agent prompt written notice thereof):
(i)(A) if the Outstanding Principal Amount of the Series 2019-1 Class A-1 Notes has not been paid in full or otherwise refinanced in full (which refinancing may also include an extension thereof) by the Business Day immediately preceding the Series 2019-1 Class A-1 Notes Renewal Date, on such Business Day, (x) the principal amount of all then-outstanding Swingline Loans and Unreimbursed L/C Drawings shall be repaid in full with proceeds of Advances made on such date (and the Master Issuer shall be deemed to have delivered such Advance Requests under Section 2.03 as may be necessary to cause such Advances to be made), and (y) the Swingline Commitment and the L/C Commitment shall both be automatically and permanently reduced to zero; and (B) upon a Series 2019-1 Class A-1 Notes Amortization Event, (x) the Commitments with respect to all undrawn Commitment Amounts shall automatically and permanently terminate and the corresponding portions of the Series 2019-1 Class A-1 Maximum Principal Amount and the Maximum Investor Group Principal Amounts shall be automatically and permanently reduced by a corresponding amount (with respect to the Maximum Investor Group Principal Amounts, on a pro rata basis) and (y) each payment of principal on the Series 2019-1 Class A-1 Outstanding Principal Amount occurring following such Series 2019-1 Class A-1 Notes Amortization Event shall result automatically and permanently in a dollar-for-dollar reduction of the Series 2019-1 Class A-1 Maximum Principal Amount and a corresponding reduction in each Maximum Investor Group Principal Amount on a pro rata basis;
(ii)if a Rapid Amortization Event occurs prior to the Series 2019-1 Class A-1 Notes Renewal Date, then (A) on the date such Rapid Amortization Event occurs, the Commitments with respect to all undrawn Commitment Amounts shall automatically terminate, which termination shall be deemed to have occurred immediately following the making of Advances pursuant to clause (B) below, and the corresponding portions of the Series 2019-1 Class A-1 Maximum Principal Amount and the Maximum Investor Group Principal Amounts shall be automatically reduced by a corresponding amount (with respect to the Maximum Investor Group Principal Amounts, on a pro rata basis); (B) no later than the second Business Day after the occurrence of such Rapid Amortization Event, the principal amount of all then-outstanding Swingline Loans and Unreimbursed L/C Drawings (to the extent not repaid pursuant to Section 2.08(a) or Section 4.03(b)) shall be repaid in full with proceeds of Advances (and the Master Issuer shall be deemed to have delivered such Advance Requests under Section 2.03 as may be necessary to cause such Advances to be made) and the Swingline Commitment and the L/C Commitment shall be automatically reduced to zero and by such amount of Unreimbursed L/C Drawings, respectively; and (C) each payment of principal (which, for the avoidance of doubt, shall include cash collateralization of Undrawn L/C Face Amounts pursuant to Sections 4.02, 4.03(a), 4.03(b) and 9.18(c)(ii)) on the Series 2019-1 Class A-1 Outstanding Principal Amount occurring on or after the date of such Rapid Amortization Event (excluding the repayment of any outstanding Swingline Loans and Unreimbursed L/C Drawings with proceeds of Advances pursuant to clause (B) above) shall result automatically in a dollar-for-dollar reduction of the Series 2019-1 Class A-1 Maximum Principal Amount and a corresponding reduction in each Maximum Investor Group Principal Amount on a pro rata basis; provided that if such Rapid Amortization Event shall cease to be in effect pursuant to Section 9.1(e) of the Base Indenture, then the Commitments, Swingline Commitment, L/C Commitment, Series 2019-1 Class A-1 Maximum Principal Amount and the Maximum Investor Group Principal Amounts shall be restored to the amounts in effect immediately prior to the occurrence of such Rapid Amortization Event.
(iii)[Reserved];
(iv)if payments in connection with Indemnification, Asset Disposition and Insurance/Condemnation Payment Amounts are allocated to and deposited in the Series 2019-1 Class A-1 Distribution Account in accordance with Section 3.6(j) of the Series 2019-1 Supplement at a time when either (i) no Senior Notes other than Series 2019-1 Class A-1 Notes are Outstanding or (ii) if a Series 2019-1 Class A-1 Notes

Amortization Period is continuing, then (x) the aggregate Commitment Amount shall be automatically and permanently reduced on the date of such deposit by an amount (the “Series 2019-1 Class A-1 Allocated Payment Reduction Amount”) equal to the amount of such deposit, and each Committed Note Purchaser’s Commitment Amount shall be reduced on a pro rata basis of such Series 2019-1 Class A-1 Allocated Payment Reduction Amount based on each Committed Note Purchaser’s Commitment Amount, (y) the corresponding portions of the Series 2019-1 Class A-1 Maximum Principal Amount and the Maximum Investor Group Principal Amounts shall be automatically and permanently reduced on a pro rata basis based on each Investor Group’s Maximum Investor Group Principal Amount by a corresponding amount on such date (and, if after giving effect to such reduction the aggregate Commitment Amounts would be less than the sum of the Swingline Commitment and the L/C Commitment, then the aggregate amount of the Swingline Commitment and the L/C Commitment shall be reduced by the amount of such difference, with such reduction to be allocated between them in accordance with the written instructions of the Master Issuer delivered prior to such date; provided that after giving effect thereto the aggregate amount of the Swingline Loans and the L/C Obligations do not exceed the Swingline Commitment and the L/C Commitment, respectively, as so reduced; provided further that in the absence of such instructions, such reduction shall be allocated first to the Swingline Commitment and then to the L/C Commitment) and (z) the Series 2019-1 Class A-1 Outstanding Principal Amount shall be repaid or prepaid (which, for the avoidance of doubt, shall include cash collateralization of Undrawn L/C Face Amounts pursuant to Sections 4.02, 4.03(a), 4.03(b) and 9.18(c)(ii)) in an aggregate amount equal to such Series 2019-1 Class A-1 Allocated Payment Reduction Amount on the date and in the order required by Section 3.6(j) of the Series 2019-1 Supplement; and
(v)    if any Event of Default shall occur and be continuing (and shall not have been waived in accordance with the Base Indenture) and as a result the payment of the Series 2019-1 Class A-1 Notes is accelerated pursuant to the terms of the Base Indenture (and such acceleration shall not have been rescinded in accordance with the Base Indenture), then in addition to the consequences set forth in clause (ii) above in respect of the Rapid Amortization Event resulting from such Event of Default, the Series 2019-1 Class A-1 Maximum Principal Amount, the Commitment Amounts, the Swingline Commitment, the L/C Commitment and the Maximum Investor Group Principal Amounts shall all be automatically and permanently reduced to zero upon such acceleration and the Master Issuer shall (in accordance with the Series 2019-1 Supplement) cause the Series 2019-1 Class A-1 Outstanding Principal Amount to be paid in full (which, for the avoidance of doubt, shall include cash collateralization of Undrawn L/C Face Amounts pursuant to Sections 4.02, 4.03(a), 4.03(b) and 9.18(c)(ii)) together with accrued interest, Series 2019-1

Class A-1 Quarterly Commitment Fees, Series 2019-1 Class A-1 Other Amounts and all other amounts then due and payable to the Lender Parties, the Administrative Agent and the Funding Agents under this Agreement and the other Related Documents and any unreimbursed Advances (as defined in the Indenture) of the Servicer and the Trustee and Manager Advances (in each case, with interest thereon at the Advance Interest Rate) subject to and in accordance with the Priority of Payments.
Section 2.06 Swingline Commitment.
(a) On the terms and conditions set forth in the Indenture and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, the Master Issuer shall issue and shall cause the Trustee to authenticate the Series 2019-1 Class A-1 Swingline Note, which the Master Issuer shall deliver to the Swingline Lender on the Series 2019-1 Closing Date. Such Series 2019-1 Class A-1 Swingline Note shall be dated the Series 2019-1 Closing Date, shall be registered in the name of the Swingline Lender or its nominee, or in such other name as the Swingline Lender may request, shall have a maximum principal amount equal to the Swingline Commitment, shall have an initial outstanding principal amount equal to the Series 2019-1 Class A-1 Initial Swingline Principal Amount, and shall be duly authenticated in accordance with the provisions of the Indenture. Subject to the terms and conditions hereof, the Swingline Lender, in reliance on the agreements of the Committed Note Purchasers set forth in this Section 2.06, agrees to make swingline loans (each, a “Swingline Loan” or a “Series 2019-1 Class A-1 Swingline Loan” and, collectively, the “Swingline Loans” or the “Series 2019-1 Class A-1 Swingline Loans”) to the Master Issuer from time to time during the period commencing on the Series 2019-1 Closing Date and ending on the date that is two (2) Business Days prior to the Commitment Termination Date; provided that the Swingline Lender shall have no obligation or right to make any Swingline Loan if, after giving effect thereto, (i) the aggregate principal amount of Swingline Loans outstanding would exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Advances hereunder, may exceed the Swingline Commitment then in effect) or (ii) the Series 2019-1 Class A-1 Outstanding Principal Amount would exceed the Series 2019-1 Class A-1 Maximum Principal Amount. Each such borrowing of a Swingline Loan will constitute a Subfacility Increase in the outstanding principal amount evidenced by the Series 2019-1 Class A-1 Swingline Note in an amount corresponding to such borrowing. Subject to the terms of this Agreement and the Series 2019-1 Supplement, the outstanding principal amount evidenced by the Series 2019-1 Class A-1 Swingline Note may be increased by borrowings of Swingline Loans or decreased by payments of principal thereon from time to time.
(b)Whenever the Master Issuer desires that the Swingline Lender make Swingline Loans the Master Issuer shall (or shall cause the Manager on its behalf to) give the

Swingline Lender and the Administrative Agent irrevocable notice in writing not later than 11:00 a.m. (New York City time) on the proposed borrowing date, specifying (i) the amount to be borrowed, (ii) the requested borrowing date (which shall be a Business Day during the Commitment Term not later than the date that is two (2) Business Days prior to the Commitment Termination Date) and (iii) the payment instructions for the proceeds of such borrowing (which shall be consistent with the terms and provisions of this Agreement and the Indenture and which proceeds shall be made available to the Master Issuer). Such notice shall be in the form of a Swingline Advance Request in the form attached hereto as Exhibit A-1 hereto (a “Swingline Loan Request”). Promptly upon receipt of any Swingline Loan Request (but in no event later than 2:00 p.m. (New York City time) on the date of such receipt) the Swingline Lender shall notify the Administrative Agent, Control Party and the Trustee thereof in writing. Each borrowing under the Swingline Commitment shall be in a minimum amount equal to $100,000. Promptly upon receipt of any Swingline Loan Request (but in no event later than 2:00 p.m. (New York City time) on the date of such receipt), the Administrative Agent (based, with respect to any portion of the Series 2019-1 Class A-1 Outstanding Subfacility Amount held by any Person other than the Administrative Agent, solely on written notices received by the Administrative Agent under this Agreement) will inform the Swingline Lender whether or not, after giving effect to the requested Swingline Loan, the Series 2019-1 Class A-1 Outstanding Principal Amount would exceed the Series 2019-1 Class A-1 Maximum Principal Amount. If the Administrative Agent confirms that the Series 2019-1 Class A-1 Outstanding Principal Amount would not exceed the Series 2019-1 Class A-1 Maximum Principal Amount after giving effect to the requested Swingline Loan, then not later than 3:00 p.m. (New York City time) on the borrowing date specified in the Swingline Loan Request, subject to the other conditions set forth herein and in the Series 2019-1 Supplement, the Swingline Lender shall make available to the Master Issuer in accordance with the payment instructions set forth in such notice an amount in immediately available funds equal to the amount of the requested Swingline Loan.
(c)The Master Issuer hereby agrees that each Swingline Loan made by the Swingline Lender to the Master Issuer pursuant to Section 2.06(a) shall constitute the promise and obligation of the Master Issuer to pay to the Swingline Lender the aggregate unpaid principal amount of all Swingline Loans made by such Swingline Lender pursuant to Section 2.06(a), which amounts shall be due and payable (whether at maturity or by acceleration) as set forth in this Agreement and in the Indenture for the Series 2019-1 Class A-1 Outstanding Principal Amount.
(d)In accordance with Section 2.03(a), the Master Issuer agrees to cause requests for Borrowings to be made at least one time per month if any Swingline Loans are outstanding in amounts at least sufficient to repay in full all Swingline Loans outstanding on the date of the applicable request. In accordance with Section 3.01(c), outstanding Swingline Loans shall bear interest at the Base Rate.

(e)[Reserved].
(f)If prior to the time Advances would have otherwise been made pursuant to Section 2.06(d), an Event of Bankruptcy shall have occurred and be continuing with respect to the Master Issuer or any Guarantor or if for any other reason, as determined by the Swingline Lender in its sole and absolute discretion, Advances may not be made as contemplated by Section 2.06(d), each Committed Note Purchaser shall, on the date such Advances were to have been made pursuant to the notice referred to in Section 2.06(d) (the “Refunding Date”), purchase for cash an undivided participating interest in the then-outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) its Committed Note Purchaser Percentage multiplied by (ii) the related Investor Group’s Commitment Percentage multiplied by (iii) the aggregate principal amount of Swingline Loans then outstanding that was to have been repaid with such Advances.
(g)Whenever, at any time after the Swingline Lender has received from any Investor such Investor’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Investor its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Investor’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Investor’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Investor will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.
(h)Each applicable Investor’s obligation to make the Advances referred to in Section 2.06(d) and each Committed Note Purchaser’s obligation to purchase participating interests pursuant to Section 2.06(f) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Investor, Committed Note Purchaser or the Master Issuer may have against the Swingline Lender, the Master Issuer or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VII other than at the time the related Swingline Loan was made; (iii) any adverse change in the condition (financial or otherwise) of the Master Issuer; (iv) any breach of this Agreement or any other Indenture Document by the Master Issuer or any other Person; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(i)The Master Issuer may, upon three (3) Business Days’ notice to the Administrative Agent and the Swingline Lender, effect a permanent reduction in the Swingline

Commitment; provided that any such reduction will be limited to the undrawn portion of the Swingline Commitment. If requested by the Master Issuer in writing and with the prior written consent of the Administrative Agent, the Swingline Lender may (but shall not be obligated to) increase the amount of the Swingline Commitment; provided that, after giving effect thereto, the aggregate amount of the Swingline Commitment and the L/C Commitment does not exceed the aggregate amount of the Commitments.
(j)The Master Issuer may, upon notice to the Swingline Lender (who shall promptly notify the Administrative Agent and the Trustee thereof in writing), at any time and from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that (x) such notice must be received by the Swingline Lender not later than 11:00 a.m. (New York City time) on the date of the prepayment, (y) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding and (z) if the source of funds for such prepayment is not a Borrowing, there shall be no unreimbursed Advances (as defined in the Indenture) of the Servicer and the Trustee or Manager Advances (or interest thereon) at such time. Each such notice shall specify the date and amount of such prepayment. If such notice is given, the Master Issuer shall make such prepayment directly to the Swingline Lender and the payment amount specified in such notice shall be due and payable on the date specified therein.
Section 2.07 L/C Commitment.
(a) Subject to the terms and conditions hereof, the L/C Provider (or its permitted assigns pursuant to Section 9.17), in reliance on the agreements of the Committed Note Purchasers set forth in Sections 2.08 and 2.09, agrees to provide standby letters of credit, including Interest Reserve Letters of Credit (each, a “Letter of Credit” and, collectively, the “Letters of Credit”) for the account of the Master Issuer or its designee on any Business Day during the period commencing on the Series 2019-1 Closing Date and ending on the date that is ten (10) Business Days prior to the Commitment Termination Date to be issued in accordance with Section 2.07(h) in such form as may be approved from time to time by the L/C Provider; provided that the L/C Provider shall have no obligation or right to provide any Letter of Credit on a requested issuance date if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Series 2019-1 Class A-1 Outstanding Principal Amount would exceed the Series 2019-1 Class A-1 Maximum Principal Amount.
Each Letter of Credit shall (x) be denominated in Dollars, (y) have a face amount of at least $25,000 or, if less than $25,000, shall bear a reasonable administrative fee to be agreed upon by the Master Issuer and the L/C Provider and (z) expire no later than the earlier of (A) the first anniversary of its date of issuance and (B) the date that is ten (10) Business Days prior to the

Commitment Termination Date (the “Required Expiration Date”); provided that any Letter of Credit may provide for the automatic renewal thereof for additional periods, each individually not to exceed one year (which shall in no event extend beyond the Required Expiration Date) unless the L/C Provider notifies the beneficiary of such Letter of Credit at least 30 calendar days prior to the then-applicable expiration date (or no later than the applicable notice date, if earlier, as specified in such Letter of Credit) that such Letter of Credit shall not be renewed; provided further that any Letter of Credit may have an expiration date that is later than the Required Expiration Date so long as (x) the Undrawn L/C Face Amount with respect to such Letter of Credit has been fully cash collateralized by the Master Issuer in accordance with Section 4.02 or 4.03 as of the Required Expiration Date and there are no other outstanding L/C Obligations with respect to such Letter of Credit as of the Required Expiration Date and (y) such arrangement is satisfactory to the L/C Provider in its sole and absolute discretion.
Additionally, each Interest Reserve Letter of Credit shall (1) name each of (A) the Trustee, for the benefit of the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, on its behalf, and (B) the Control Party as the beneficiary thereof; (2) allow the Trustee or the Control Party to submit a notice of drawing in respect of such Interest Reserve Letter of Credit whenever amounts would otherwise be required to be withdrawn from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, pursuant to the Indenture; and (3) indicate by its terms that the proceeds in respect of drawings under such Interest Reserve Letter of Credit shall be paid directly into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable.
The L/C Provider shall not at any time be obligated to (I) provide any Letter of Credit hereunder if such issuance would violate, or cause any L/C Issuing Bank to exceed any limits imposed by, any applicable Requirement of Law or (II) amend any Letter of Credit hereunder if (1) the L/C Provider would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (2) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(b) On the terms and conditions set forth in the Indenture and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, the Master Issuer shall issue and shall cause the Trustee to authenticate the Series 2019-1 Class A-1 L/C Note, which the Master Issuer shall deliver to the L/C Provider on the Series 2019-1 Closing Date. Such Series 2019-1 Class A-1 L/C Note shall be dated the Series 2019-1 Closing Date, shall be registered in the name of the L/C Provider or in such other name or nominee as the L/C Provider may request, shall have a maximum principal amount equal to the L/C Commitment, shall have an initial outstanding principal amount equal to the Series 2019-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount, and shall be duly authenticated in accordance with the provisions of the Indenture. Each issuance of a Letter of Credit after the

Series 2019-1 Closing Date will constitute an Increase in the outstanding principal amount evidenced by the Series 2019-1 Class A-1 L/C Note in an amount corresponding to the Undrawn L/C Face Amount of such Letter of Credit. All L/C Obligations (whether in respect of Undrawn L/C Face Amounts or Unreimbursed L/C Drawings) shall be deemed to be principal outstanding under the Series 2019-1 Class A-1 L/C Note and shall be deemed to be Series 2019-1 Class A-1 Outstanding Principal Amounts for all purposes of this Agreement, the Indenture and the other Related Documents other than, in the case of Undrawn L/C Face Amounts, for purposes of accrual of interest. Subject to the terms of this Agreement and the Series 2019-1 Supplement, the outstanding principal amount evidenced by the Series 2019-1 Class A-1 L/C Note shall be increased by issuances of Letters of Credit or decreased by expirations thereof or reimbursements of drawings thereunder or other circumstances resulting in the permanent reduction in any Undrawn L/C Face Amounts from time to time. The L/C Provider and the Master Issuer agree to promptly notify the Administrative Agent and the Trustee of any such decreases for which notice to the Administrative Agent is not otherwise provided hereunder.
(c) The Master Issuer may (or shall cause the Manager on its behalf to) from time to time request that the L/C Provider either (i) provide a new Letter of Credit and (ii) provide a new “back-to-back” Letter of Credit to an existing letter of credit provider to secure a letter of credit in existence prior to the Series 2019-1 Closing Date, by delivering to the L/C Provider at its address for notices specified herein an Application therefor (in the form required by the applicable L/C Issuing Bank as notified to the Master Issuer by the L/C Provider), completed to the satisfaction of the L/C Provider, and such other certificates, documents and other papers and information as the L/C Provider may reasonably request on behalf of the L/C Issuing Bank. Notwithstanding the foregoing sentence, the letters of credit set forth on Schedule IV hereto shall be deemed Letters of Credit provided and issued by the L/C Provider hereunder as of the Series 2019-1 Closing Date. Upon receipt of any completed Application, the L/C Provider will notify the Administrative Agent and the Trustee in writing of the amount, the beneficiary and the requested expiration of the requested Letter of Credit (which shall comply with Section 2.07(a) and (i)) and, subject to the other conditions set forth herein and in the Series 2019-1 Supplement and upon receipt of written confirmation from the Administrative Agent (based, with respect to any portion of the Series 2019-1 Class A-1 Outstanding Subfacility Amount held by any Person other than the Administrative Agent, solely on written notices received by the Administrative Agent under this Agreement) that after giving effect to the requested issuance, the Series 2019-1 Class A-1 Outstanding Principal Amount would not exceed the Series 2019-1 Class A-1 Maximum Principal Amount (provided that the L/C Provider shall be entitled to rely upon any written statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons of the Administrative Agent for purposes of determining whether the L/C Provider received such prior written confirmation from the Administrative Agent with respect to any Letter of Credit), the L/C

Provider will cause such Application and the certificates, documents and other papers and information delivered in connection therewith to be processed in accordance with the L/C Issuing Bank’s customary procedures and shall promptly provide the Letter of Credit requested thereby (but in no event shall the L/C Provider be required to provide any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto, as provided in Section 2.07(a)) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the L/C Provider and the Master Issuer. The L/C Provider shall furnish a copy of such Letter of Credit to the Manager (with a copy to the Administrative Agent) promptly following the issuance thereof. The L/C Provider shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Funding Agents, the Investors, the Control Party and the Trustee, written notice of the issuance of each Letter of Credit (including the amount thereof).

(d)The Master Issuer shall pay ratably to the Committed Note Purchasers the L/C Quarterly Fees (as defined in the Series 2019-1 Class A-1 VFN Fee Letter, the “L/C Quarterly Fees”) in accordance with the terms of the Series 2019-1 Class A-1 VFN Fee Letter and subject to the Priority of Payments.
(e)To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article II, the provisions of this Article II shall apply.
(f)The Master Issuer may, upon three (3) Business Days’ notice to the Administrative Agent and the L/C Provider, effect a permanent reduction in the L/C Commitment; provided that any such reduction will be limited to the undrawn portion of the L/C Commitment. If requested by the Master Issuer in writing and with the prior written consent of the L/C Provider and the Administrative Agent, the L/C Provider may (but shall not be obligated to) increase the amount of the L/C Commitment; provided that, after giving effect thereto, the aggregate amount of each of the Outstanding Series 2019-1 Class A-1 Note Advances, the Swingline Commitment and the L/C Commitment does not exceed the aggregate Commitment Amounts.
(g)The L/C Provider shall satisfy its obligations under this Section 2.07 with respect to providing any Letter of Credit hereunder by issuing such Letter of Credit itself or through an Affiliate, so long as the L/C Issuing Bank Rating Test is satisfied with respect to such Affiliate and the issuance of such Letter of Credit. If the L/C Issuing Bank Rating Test is not satisfied with respect to such Affiliate and the issuance of such Letter of Credit, the L/C Provider or a Person selected by (at the expense of the L/C Provider) the Master Issuer shall issue such Letter of Credit; provided that such Person and issuance of such Letter of Credit satisfies the L/C Issuing Bank Rating Test (the L/C Provider (or such Affiliate of the L/C Provider) in its capacity as the issuer of such Letter of Credit or such other Person selected by the Master Issuer being referred to as the “L/C Issuing Bank” with respect to such Letter of Credit). The “L/C Issuing Bank Rating Test” is a test that is satisfied with respect to a Person issuing a Letter of Credit if the Person is a U.S. commercial bank that has, at the time of the issuance of such Letter of Credit, (i) a short-term certificate of deposit rating of not less than “P-2” from Moody’s and “A-2” from S&P and (ii) a long-term unsecured debt rating of not less than “Baa2” from Moody’s or “BBB” from S&P or such other minimum long-term unsecured debt rating as may be reasonably required by the beneficiary of such proposed Letter of Credit.
(h)The L/C Provider and, if the L/C Provider is not the L/C Issuing Bank for any Letter of Credit, the L/C Issuing Bank shall be under no obligation to issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Provider or the L/C Issuing Bank, as applicable, from issuing the Letter of Credit, or (ii) any law applicable to the L/C Provider or the L/C Issuing Bank, as applicable, or any request or directive (which request or directive, in the reasonable judgment of the L/C Provider or the L/C Issuing Bank, as applicable, has the force of law) from any Governmental Authority with jurisdiction over the L/C Provider or the L/C Issuing Bank, as applicable, shall prohibit the L/C Provider or the L/C Issuing Bank, as applicable, from issuing of letters of credit generally or the Letter of Credit in particular.
(i)Unless otherwise expressly agreed by the L/C Provider or the L/C Issuing Bank, as applicable, and the Master Issuer when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit issued hereunder.
(j)For the avoidance of doubt, the L/C Commitment shall be a sub-facility limit of the Commitment Amounts and aggregate outstanding L/C Obligations as of any date of determination shall be a component of the Series 2019-1 Class A-1 Outstanding Principal Amount on such date of determination, pursuant to the definition thereof.
(k)If, on the date that is five (5) Business Days prior to the expiration of any Interest Reserve Letter of Credit, such Interest Reserve Letter of Credit has not been replaced or renewed and the Master Issuer has not otherwise deposited funds into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, in the amounts that would otherwise be required pursuant to the Indenture had such Interest Reserve Letter of Credit not been issued, the Trustee (at the direction of the Master Issuer) or the Control Party (on Master Issuer’s behalf) shall submit a notice of drawing under such Interest Reserve Letter of Credit and use the proceeds thereof to fund a deposit into the

Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, in an amount equal to the Senior Notes Interest Reserve Account Deficiency Amount or the Senior Subordinated Notes Interest Reserve Account Deficiency Amount, as applicable, on such date, in each case calculated as if such Interest Reserve Letter of Credit had not been issued.
(l)Each of the parties hereto shall execute any amendments to this Agreement reasonably requested by the Master Issuer in order to have any letter of credit issued by a Person selected by the Master Issuer pursuant to Section 2.07(g) or Section 5.17 of the Base Indenture be a “Letter of Credit” that has been issued hereunder and such Person selected by the Master Issuer be an “L/C Issuing Bank”.
Section 2.08 L/C Reimbursement Obligations.
(a) For the purpose of reimbursing the payment of any draft presented under any Letter of Credit, the Master Issuer agrees to pay, as set forth in this Section 2.08, the L/C Provider, for its own account or for the account of the L/C Issuing Bank, as applicable, an amount in Dollars equal to the sum of (i) the amount of such draft so paid (the “L/C Reimbursement Amount”) and (ii) any taxes, fees, charges or other costs or expenses (including amounts payable pursuant to Section 3.02(c), and collectively, the “L/C Other Reimbursement Costs”) incurred by the L/C Issuing Bank in connection with such payment. Each drawing under any Letter of Credit shall (unless an Event of Bankruptcy shall have occurred and be continuing with respect to the Master Issuer or any Guarantor, in which cases the procedures specified in Section 2.09 for funding by Committed Note Purchasers shall apply) constitute a request by the Master Issuer to the Administrative Agent and each Funding Agent for a Base Rate Borrowing pursuant to Section 2.03 in the amount equal to the applicable L/C Reimbursement Amount minus any such amounts repaid pursuant to Section 4.03(b), and the Master Issuer shall be deemed to have made such request pursuant to the procedures set forth in Section 2.03. The applicable Investors in each Investor Group hereby agree to make Advances in an aggregate amount for each Investor Group equal to such Investor Group’s Commitment Percentage of the L/C Reimbursement Amount to pay the L/C Provider. The Borrowing date with respect to such Borrowing shall be the first date on which a Base Rate Borrowing could be made pursuant to Section 2.03 if the Administrative Agent had received a notice of such Borrowing at the time the Administrative Agent receives notice from the L/C Provider of such drawing under such Letter of Credit. Such Investors shall make the amount of such Advances available to the Administrative Agent in immediately available funds not later than 3:00 p.m. (New York City time) on such Borrowing date and the proceeds of such Advances shall be immediately made available by the Administrative Agent to the L/C Provider for application to the reimbursement of such drawing.

(b) The Master Issuer’s obligations under Section 2.08(a) shall be absolute and unconditional, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances and irrespective of (i) any setoff, counterclaim or defense to payment that the Master Issuer may have or has had against the L/C Provider, the L/C Issuing Bank, any beneficiary of a Letter of Credit or any other Person, (ii) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (iii) payment by the L/C Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) payment by the L/C Issuing Bank under a Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code or any other liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of any jurisdictions or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(b), constitute a legal or equitable discharge of, or provide a right of setoff against, the Master Issuer’s obligations hereunder. The Master Issuer also agrees that the L/C Provider and the L/C Issuing Bank shall not be responsible for, and the Master Issuer’s Reimbursement Obligations under Section 2.08(a) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Master Issuer and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Master Issuer against any beneficiary of such Letter of Credit or any such transferee. Neither the L/C Provider nor the L/C Issuing Bank shall be liable for any error, omission, interruption, loss or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Master Issuer to the extent permitted by applicable law) caused by errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the L/C Provider or the L/C Issuing Bank, as the case may be. The Master Issuer agrees that any action taken or omitted by the L/C Provider or the L/C Issuing Bank, as the case may be, under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC of the State of New York, shall be binding on the Master Issuer and shall not result in any liability of the L/C Provider or the L/C Issuing Bank to the Master Issuer. As between the Master Issuer and the L/C Issuing Bank, the Master Issuer hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to such beneficiary’s or transferee’s use of any Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the Master Issuer agrees with the L/C Issuing Bank that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(c) If any draft shall be presented for payment under any Letter of Credit for which the L/C Provider has actual knowledge, the L/C Provider shall promptly notify the Manager, the Control Party, the Master Issuer and the Administrative Agent of the date and amount thereof. The responsibility of the applicable L/C Issuing Bank to the Master Issuer in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit and, in paying such draft, such L/C Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of any Person(s) executing or delivering any such document.
Section 2.09 L/C Participations.
(a) The L/C Provider irrevocably agrees to grant and hereby grants to each Committed Note Purchaser, and, to induce the L/C Provider to provide Letters of Credit hereunder (and, if the L/C Provider is not the L/C Issuing Bank for any Letter of Credit, to induce the L/C Provider to agree to reimburse such L/C Issuing Bank for any payment of any drafts presented thereunder), each Committed Note Purchaser irrevocably and unconditionally agrees to accept and purchase and hereby accepts and purchases from the L/C Provider, on the terms and conditions set forth below, for such Committed Note Purchaser’s own account and risk an undivided interest equal to its Committed Note Purchaser Percentage of the related Investor Group’s Commitment Percentage of the L/C Provider’s obligations and rights under and in respect of each Letter of Credit provided hereunder and the L/C Reimbursement Amount with respect to each draft paid or reimbursed by the L/C Provider in connection therewith. Subject to Section 2.07(c), each Committed Note Purchaser unconditionally and irrevocably agrees with the L/C Provider that, if a draft is paid under any Letter of Credit for which the L/C Provider is not paid in full by the Master Issuer in accordance with the terms of this Agreement, such Committed Note Purchaser shall pay to the Administrative Agent upon demand of the L/C Provider an amount equal to its Committed Note Purchaser Percentage of the related Investor

Group’s Commitment Percentage of the L/C Reimbursement Amount with respect to such draft, or any part thereof, that is not so paid.
(b)If any amount required to be paid by any Committed Note Purchaser to the Administrative Agent for forwarding to the L/C Provider pursuant to Section 2.09(a) in respect of any unreimbursed portion of any payment made or reimbursed by the L/C Provider under any Letter of Credit is paid to the Administrative Agent for forwarding to the L/C Provider within three (3) Business Days after the date such payment is due, such Committed Note Purchaser shall pay to Administrative Agent for forwarding to the L/C Provider on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the L/C Provider, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Committed Note Purchaser pursuant to Section 2.09(a) is not made available to the Administrative Agent for forwarding to the L/C Provider by such Committed Note Purchaser within three (3) Business Days after the date such payment is due, the L/C Provider shall be entitled to recover from such Committed Note Purchaser, on demand, such amount with interest thereon calculated from such due date at the Base Rate. A certificate of the L/C Provider submitted to any Committed Note Purchaser with respect to any amounts owing under this Section 2.09(b), in the absence of manifest error, shall be conclusive and binding on such Committed Note Purchaser. If any withholding taxes are required to be deducted from any amounts payable under this Section 2.09(b), the sum payable by the Committed Note Purchaser shall be increased as necessary so that after such deduction has been made, the L/C Provider receives an amount equal to the sum it would have received had no such deduction been made.
(c)Whenever, at any time after payment has been made under any Letter of Credit and the L/C Provider has received from any Committed Note Purchaser its pro rata share of such payment in accordance with Section 2.09(a), the Administrative Agent or the L/C Provider receives any payment related to such Letter of Credit (whether directly from the Master Issuer or otherwise, including proceeds of collateral applied thereto by the L/C Provider), or any payment of interest on account thereof, the Administrative Agent or the L/C Provider, as the case may be, will distribute to such Committed Note Purchaser its pro rata share thereof; provided, however, that in the event that any such payment received by the Administrative Agent or the L/C Provider, as the case may be, shall be required to be returned by the Administrative Agent or the L/C Provider, such Committed Note Purchaser shall return to the Administrative Agent for the account of the L/C Provider the portion thereof previously distributed by the Administrative Agent or the L/C Provider, as the case may be, to it.

(d)Each Committed Note Purchaser’s obligation to make the Advances referred to in Section 2.08(a) and to pay its pro rata share of any unreimbursed draft pursuant to Section 2.09(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Committed Note Purchaser or the Master Issuer may have against the L/C Provider, any L/C Issuing Bank, the Master Issuer or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VII other than at the time the related Letter of Credit was issued; (iii) an adverse change in the condition (financial or otherwise) of the Master Issuer; (iv) any breach of this Agreement or any other Indenture Document by the Master Issuer or any other Person; (v) any amendment, renewal or extension of any Letter of Credit in compliance with this Agreement or with the terms of such Letter of Credit, as applicable; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
Section 2.10    Additional Series 2019-1 Class A-1 Advance Notes
(a)Upon prior written notice to the Administrative Agent (who shall promptly notify the Trustee, the Control Party, each Funding Agent and each Investor), in addition to the Series 2019-1 Class A-1 Advance Notes issued on the Series 2019-1 Closing Date, so long as each of the certifications described in clause (v) below is true and correct as of the applicable Additional Issuance Date, Additional Series 2019-1 Class A-1 Advance Notes may from time to time be executed by the Master Issuer and delivered to the Trustee for authentication, and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Order at least five (5) Business Days in advance of the related Additional Issuance Date (which Company Order will be revocable by the Master Issuer upon notice to the Trustee no later than 5:00 p.m. (New York City time) two (2) Business Days prior to the related Additional Issuance Date) and upon performance or delivery by the Master Issuer to the Administrative Agent, the Trustee and the Control Party, and receipt by the Administrative Agent, the Trustee and the Control Party, of the following:
(i)    a Company Order authorizing and directing the authentication and delivery of such Additional Series 2019-1 Class A-1 Advance Notes and specifying the initial principal amount of such Additional Series 2019-1 Class A-1 Advance Notes;
(ii)    written confirmation from either the Manager or the Master Issuer that the Rating Agency Condition with respect to each Series of Notes Outstanding has been satisfied with respect to such issuance;

(iii)    any related Enhancement Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.32 of the Base Indenture;
(iv)    any related Series Hedge Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.33 of the Base Indenture;
(v)    one or more Officer’s Certificates, each executed by an Authorized Officer of the Master Issuer, dated as of the applicable Additional Issuance Date to the effect that:
(A)    the Senior ABS Leverage Ratio as of the applicable Additional Issuance Date is less than or equal to 6.5x (or, after the 2019 Springing Amendments Implementation Date, 7.0x) after giving effect to the issuance of such Additional Series 2019-1 Class A-1 Advance Notes (assuming that all available amounts have been drawn under the Series 2019-1 Class A-1 Notes);
(B)    the DBI Leverage Ratio is less than or equal to 7.0x after giving effect to the issuance of such Additional Series 2019-1 Class A-1 Advance Notes (assuming that all available amounts have been drawn under the Series 2019-1 Class A-1 Notes);
(C)    no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing or will occur as a result of the issuance of the Additional Series 2019-1 Class A-1 Advance Notes;
(D)    all representations and warranties of the Master Issuer in the Base Indenture and the other Related Documents are true and correct, and will continue to be true and correct after giving effect to such issuance on the Additional Issuance Date, in all material respects (other than any representation or warranty that, by its terms, is made only as of an earlier date);
(E)    no Cash Trapping Period is in effect or will commence as a result of the issuance of such Additional Series 2019-1 Class A-1 Advance Notes;
(F)    the New Advance Notes Pro Forma DSCR is greater than or equal to 2.0x;

(G)    no Manager Termination Event or Potential Manager Termination Event has occurred and is continuing or will occur as a result of such issuance;
(H)    the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto without such consents as are required under the Base Indenture or the applicable Series Supplement;
(I)    all costs, fees and expenses with respect to the issuance of such Additional Series 2019-1 Class A-1 Advance Notes or relating to the actions taken in connection with such issuance that are required to be paid on the applicable Additional Issuance Date have been paid or will be paid from the proceeds of issuance of such Additional Series 2019-1 Class A-1 Advance Notes or from the proceeds of the issuance of the Series 2019-1 Class A-2 Notes;
(J)    all conditions precedent with respect to the authentication and delivery of such Additional Series 2019-1 Class A-1 Advance Notes required have been satisfied or waived;
(K)    the Guarantee and Collateral Agreement is in full force and effect as to such Additional Series 2019-1 Class A-1 Advance Notes;
(L)    the legal final maturity date for the Series 2019-1 Notes will not change as a result of the issuance of such Additional Series 2019-1 Class A-1 Advance Notes;
(M)    each of the parties to the Related Documents with respect to the Series 2019-1 Notes has covenanted and agreed in the Related Documents that, prior to the date which is (a) one (1) year, or (b) if longer, the applicable preference period in effect, and in either case of (a) or (b), plus one (1) day, following the payment in full of the latest maturing Series 2019-1 Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; and
(N)     there is no action, proceeding or investigation pending or threatened against any Non-Securitization Entity before any court or administrative agency that would reasonably be expected to result in a Material Adverse Effect with respect to the Securitization Entities, except as set forth in Schedule 7.21 to the Base Indenture;

(vi)    a Tax Opinion dated the applicable Additional Issuance Date;
(vii)    one or more Opinions of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Control Party, dated the applicable Additional Issuance Date, substantially to the effect that:
(A)    all of the instruments described in this Section 2.10(a) furnished to the Administrative Agent, the Trustee and the Control Party conform to the requirements of this Section 2.10(a), and the Additional Series 2019-1 Class A-1 Advance Notes conform to the requirements of the Base Indenture and the related Series Supplement and are permitted to be authenticated by the Trustee pursuant to the terms of the Base Indenture and the Series 2019-1 Supplement;
(B)    such Additional Series 2019-1 Class A-1 Advance Notes have been duly authorized by the Master Issuer, and, when such Notes have been duly authenticated and delivered by the Trustee, such Notes will be legal, valid and binding obligations of the Master Issuer, enforceable against the Master Issuer in accordance with their terms;
(C)    none of the Securitization Entities is required to be registered under the 1940 Act;
(D)    the Lien and the security interests created by the Base Indenture and the Guarantee and Collateral Agreement on the Collateral (other than the Non-Perfected IP) remain perfected or recorded as required by the Base Indenture and the Guarantee and Collateral Agreement and such Lien and security interests extend to any assets transferred to the Securitization Entities in connection with the issuance of such Additional Series 2019-1 Class A-1 Advance Notes; (provided the scope of the Opinion of Counsel described in this paragraph (D) need be no more extensive than that of the comparable Opinion of Counsel delivered by Ropes & Gray LLP on the Series 2019-1 Closing Date);
(E)    based on a reasoned analysis, the assets of a Securitization Entity as a debtor in bankruptcy would not be substantively consolidated with the assets and liabilities of any Non-Securitization Entity in a manner prejudicial to the Noteholders;
(F)    neither the execution and delivery by the Master Issuer of such Additional Series 2019-1 Class A-1 Advance Notes nor the performance by the Master Issuer of its obligations under each of the Additional Series 2019-1 Class A-1 Advance Notes: (i) conflicts with the Charter Documents of the Master Issuer, (ii)

constitutes a violation of, or a default under, any material agreement to which the Master Issuer is a party (which agreements may be set forth in a schedule to such opinion), or (iii) contravenes any order or decree that is applicable to the Master Issuer (which orders and decrees may be set forth in a schedule to such opinion);
(G)    neither the execution and delivery by the Master Issuer of such Additional Series 2019-1 Class A-1 Advance Notes nor the performance by the Master Issuer of its payment obligations under each of such Additional Series 2019-1 Class A-1 Advance Notes: (i) violates any law, rule or regulation of any relevant jurisdiction, or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any relevant jurisdiction except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made;
(H)    unless such Additional Series 2019-1 Class A-1 Advance Notes are being offered pursuant to a registration statement that has been declared effective under the Securities Act, it is not necessary in connection with the offer and sale of such Additional Series 2019-1 Class A-1 Advance Notes by the Master Issuer to the applicable Lender Parties to register such Notes under the Securities Act;
(I)    all conditions precedent to such issuance have been satisfied; and
(viii) such other documents, instruments, certifications, agreements or other items as the Administrative Agent or the Trustee may reasonably require.
(b)Upon satisfaction, or waiver by the Control Party (as directed by the Controlling Class Representative) and the Administrative Agent (which waiver shall be in writing), of the conditions set forth in Section 2.10(a), the Trustee shall authenticate and deliver, as provided above, such Additional Series 2019-1 Class A-1 Advance Notes upon execution thereof by the Master Issuer.
ARTICLE III
INTEREST AND FEES
Section 3.01 Interest.
(a)To the extent that an Advance is funded or maintained by a Conduit Investor through the issuance of Commercial Paper, such Advance shall bear interest at the CP Rate applicable to such Conduit Investor. To the extent that, and only for so long as, an Advance is funded or maintained by a Conduit Investor through means other than the issuance of Commercial Paper (based on its determination in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of Commercial Paper in the commercial paper market of the United States to finance its purchase or maintenance of such Advance or any portion thereof (which determination may be based on any allocation method employed in good faith by such Conduit Investor), including by reason of market conditions or by reason of insufficient availability under any of its Program Support Agreement or the downgrading of any of its Program Support Providers), such Advance shall bear interest at (i) the Base Rate or (ii) if the required notice has been given pursuant to Section 3.01(b) with respect to such Advance, for any Eurodollar Interest Accrual Period, the Eurodollar Rate applicable to such Eurodollar Interest Accrual Period for such Advance, in each case except as otherwise provided in the definition of Eurodollar Interest Accrual Period or in Section 3.03 or 3.04. Each Advance funded or maintained by a Committed Note Purchaser or a Program Support Provider shall bear interest at (i) the Base Rate or (ii) if the required notice has been given pursuant to Section 3.01(b) with respect to such Advance, for any Eurodollar Interest Accrual Period, the Eurodollar Rate applicable to such Eurodollar Interest Accrual Period for such Advance, in each case except as otherwise provided in the definition of Eurodollar Interest Accrual Period or in Section 3.03 or 3.04. By (x) 11:00 a.m. (New York City time) on the second Business Day preceding each Quarterly Calculation Date, each Funding Agent shall notify the Administrative Agent of the applicable CP Rate for each Advance made by its Investor Group that was funded or maintained through the issuance of Commercial Paper and was outstanding during all or any portion of the Interest Accrual Period ending immediately prior to such Quarterly Calculation Date and (y) 3:00 p.m. (New York City time) on the second Business Day preceding each Quarterly Calculation Date, the Administrative Agent shall notify the Master Issuer, the Manager, the Trustee, the Servicer and the Funding Agents of such applicable CP Rate and of the applicable interest rate for each other Advance for such Interest Accrual Period and of the amount of interest accrued on Advances during such Interest Accrual Period.
(b)With respect to any Advance (other than one funded or maintained by a Conduit Investor through the issuance of Commercial Paper), so long as no Potential Rapid Amortization Event, Rapid Amortization Period or Event of Default has commenced and is continuing, the Master Issuer may elect that such Advance bear interest at the Eurodollar Rate for any Eurodollar Interest Accrual Period (which shall be a period with a term of, at the election of the Master Issuer subject to the proviso in the definition of Eurodollar Interest Accrual Period, one month, two months, three months or six months) while such Advance is outstanding to the extent provided in Section 3.01(a) by giving notice thereof (including notice of the Master Issuer’s election of the term for the applicable Eurodollar Interest Accrual Period) to the Funding Agents prior to 2:00 p.m. (New York City time) on the date which is three (3) Eurodollar

Business Days prior to the commencement of such Eurodollar Interest Accrual Period. If such notice is not given in a timely manner, such Advance shall bear interest at the Base Rate. Each such conversion to or continuation of Eurodollar Advances for a new Eurodollar Interest Accrual Period in accordance with this Section 3.01(b) shall be in an aggregate principal amount of $100,000 or an integral multiple of $100,000 in excess thereof.
(c)Any outstanding Swingline Loans and Unreimbursed L/C Drawings shall bear interest at the Base Rate. By (x) 11:00 a.m. (New York City time) on the second Business Day preceding each Quarterly Calculation Date, the Swingline Lender shall notify the Administrative Agent in reasonable detail of the amount of interest accrued on any Swingline Loans during the Interest Accrual Period ending on such date and the L/C Provider shall notify the Administrative Agent in reasonable detail of the amount of interest accrued on any Unreimbursed L/C Drawings during such Interest Accrual Period and the amount of fees accrued on any Undrawn L/C Face Amounts during such Interest Accrual Period and (y) 3:00 p.m. on such date, the Administrative Agent shall notify the Servicer, the Trustee, the Master Issuer and the Manager of the amount of such accrued interest and fees as set forth in such notices.
(d)All accrued interest pursuant to Section 3.01(a) or (c) shall be due and payable in arrears on each Quarterly Payment Date in accordance with the applicable provisions of the Indenture.
(e)In addition, under the circumstances set forth in Section 3.4 of the Series 2019-1 Supplement, the Master Issuer shall pay quarterly interest in respect of the Series 2019-1 Class A-1 Outstanding Principal Amount in an amount equal to the Series 2019-1 Class A-1 Quarterly Post-Renewal Date Contingent Interest payable pursuant to such Section 3.4 subject to and in accordance with the Priority of Payments.
(f)All computations of interest at the CP Rate and the Eurodollar Rate, all computations of Series 2019-1 Class A-1 Quarterly Post-Renewal Date Contingent Interest (other than any accruing on any Base Rate Advances) and all computations of fees shall be made on the basis of a year of 360 days and the actual number of days elapsed. All computations of interest at the Base Rate and all computations of Series 2019-1 Class A-1 Quarterly Post-Renewal Date Contingent Interest accruing on any Base Rate Advances shall be made on the basis of a 365 (or 366, as applicable) day year and actual number of days elapsed. Whenever any payment of interest, principal or fees hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest owed. Interest shall accrue on each Advance, Swingline Loan and Unreimbursed L/C Drawing from and including the day on which it is made to but excluding the date of repayment thereof.

Section 3.02 Fees.
(a)The Master Issuer shall pay to the Administrative Agent for its own account the Administrative Agent Fees (as defined in the Series 2019-1 Class A-1 VFN Fee Letter, collectively, the “Administrative Agent Fees”) in accordance with the terms of the Series 2019-1 Class A-1 VFN Fee Letter and subject to the Priority of Payments.
(b)On each Quarterly Payment Date on or prior to the Commitment Termination Date, the Master Issuer shall, in accordance with Section 4.01, pay to each Funding Agent, for the account of the related Committed Note Purchaser(s), the Undrawn Commitment Fees (as defined in the Series 2019-1 Class A-1 VFN Fee Letter, the “Undrawn Commitment Fees”) in accordance with the terms of the Series 2019-1 Class A-1 VFN Fee Letter and subject to the Priority of Payments.
(c)The Master Issuer shall pay (i) the fees required pursuant to Section 2.07 in respect of Letters of Credit and (ii) any other fees set forth in the Series 2019-1 Class A-1 VFN Fee Letter (including the Upfront Commitment Fee and any Extension Fees (each, as defined in the Series 2019-1 Class A-1 VFN Fee Letter)) subject to the Priority of Payments.
(d)All fees payable pursuant to this Section 3.02 shall be calculated in accordance with Section 3.01(f) and paid on the date due in accordance with the applicable provisions of the Indenture. Once paid, all fees shall be nonrefundable under all circumstances other than manifest error.
Section 3.03 Eurodollar Lending Unlawful. If any Investor or Program Support Provider shall determine that any Change in Law makes it unlawful, or any Official Body asserts that it is unlawful, for any such Person to fund or maintain any Advance as a Eurodollar Advance, the obligation of such Person to fund or maintain any such Advance as a Eurodollar Advance shall, upon such determination, forthwith be suspended until such Person shall notify the Administrative Agent, the related Funding Agent, the Manager and the Master Issuer that the circumstances causing such suspension no longer exist, and all then-outstanding Eurodollar Advances of such Person shall be automatically converted into Base Rate Advances at the end of the then-current Eurodollar Interest Accrual Period with respect thereto or sooner, if required by such law or assertion.

Section 3.04 Deposits Unavailable. If the Administrative Agent shall have determined that:
(a)by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the interest rate applicable hereunder to the Eurodollar Advances; or
(b)with respect to any interest rate otherwise applicable hereunder to any Eurodollar Advances the Eurodollar Interest Accrual Period for which has not then commenced, Investor Groups holding in the aggregate more than 50% of the Eurodollar Advances have determined that such interest rate will not adequately reflect the cost to them of funding, agreeing to fund or maintaining such Eurodollar Advances for such Eurodollar Interest Accrual Period, then, upon notice from the Administrative Agent (which, in the case of clause (b) above, the Administrative Agent shall give upon obtaining actual knowledge that such percentage of the Investor Groups have so determined) to the Funding Agents, the Manager and the Master Issuer, the obligations of the Investors to fund or maintain any Advance as a Eurodollar Advance after the end of the then-current Eurodollar Interest Accrual Period, if any, with respect thereto shall forthwith be suspended and on the date such notice is given such Advances will convert to Base Rate Advances until the Administrative Agent has notified the Funding Agents and the Master Issuer that the circumstances causing such suspension no longer exist.

Notwithstanding the foregoing, if at any time (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that the circumstances set forth in Section 3.04 (a) or (b) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 3.04 (a) or (b) have not arisen but the supervisor for the administrator referred to in the definition of “Eurodollar Funding Rate” or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Funding Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Master Issuer shall endeavor in good faith to establish an alternate rate of interest to the Eurodollar Funding Rate (any such proposed rate, a “LIBOR Successor Rate”) that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable, including LIBOR Successor Rate Conforming Changes (as defined below); provided, that (i) if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and (ii) any LIBOR Successor Rate proposed by the Administrative Agent shall be no less favorable to the Master Issuer than comparable successor rates applied to other similarly situated issuers or borrowers under syndicated loan facilities and/or applied under other facilities under which the Administrative

Agent functions in a similar capacity; provided, further, that if any of the circumstances set forth in Section 3.04(a) or (b) have arisen, until such amendment is effective, the Advances will bear interest at the Base Rate without giving effect to clause (a)(i)(C) of the definition thereof. Notwithstanding anything to the contrary in Section 9.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to Investor Groups, written notice from (x) if no single Investor Group holds more than 50% of the Commitments, the Investor Groups holding more than 50% of the Commitments or (y) if a single Investor Group holds more than 50% of the Commitments, two-thirds of the Commitments (provided in either case that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether such threshold percentage of Commitments has been met) stating that such Investor Groups reasonably object to such amendment.
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definitions (and components thereof) and provisions relating to interest herein and in the Series 2019-1 Supplement, including, the definition of “Base Rate”, “CP Funding Rate”, “Eurodollar Rate”, “Eurodollar Advance”, “Eurodollar Business Day”, “Eurodollar Funding Rate”, “Eurodollar Funding Rate (Reserve Adjusted)”, “Eurodollar Reserve Percentage”, “Eurodollar Tranche”, “Series 2019-1 Class A-1 Note Rate”, “Eurodollar Interest Accrual Period”, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Master Issuer, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Master Issuer).
Section 3.05 Increased Costs, etc. The Master Issuer agrees to reimburse each Investor and any Program Support Provider (each, an “Affected Person”, which term, for purposes of Sections 3.07 and 3.08, shall also include the Swingline Lender and the L/C Issuing Bank) for any increase in the cost of, or any reduction in the amount of any sum receivable by any such Affected Person, including reductions in the rate of return on such Affected Person’s capital, in respect of funding or maintaining (or of its obligation to fund or maintain) any Advances that arise in connection with any Change in Law, except for any Change in Law with respect to increased capital costs and Class A-1 Taxes that are (i) Non-Excluded Taxes or (ii) described in clause (i), (ii), (iii), (iv) or (v) of Section 3.08(a), which shall be governed by Sections 3.07 and 3.08, respectively (whether or not amounts are payable thereunder in respect thereof). For purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all regulations, requests, guidelines or directives issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and been adopted subsequent to the date hereof. Each such demand shall be provided to the related Funding Agent and the Master Issuer in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Affected Person for such increased cost or reduced amount of return. Such additional amounts (“Increased Costs”) shall be deposited into the Collection Account by the Master Issuer within seven (7) Business Days of receipt of such notice to be payable as Class A-1 Notes Other Amounts, subject to and in accordance with the Priority of Payments, to the Administrative Agent and by the Administrative Agent to such Funding Agent and by such Funding Agent directly to such Affected Person, and such notice shall, in the absence of manifest error, be conclusive and binding on the Master Issuer; provided that with respect to any notice given to the Master Issuer under this Section 3.05, the Master Issuer shall not be under any obligation to pay any amount with respect to any period prior to the date that is nine months prior to such demand if the relevant Affected Person knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions in the rate of return (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 3.06 Funding Losses. In the event any Affected Person shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person to fund or maintain any portion of the principal amount of any Advance as a Eurodollar Advance) as a result of:
(a)any conversion, repayment, prepayment or redemption (for any reason, including, without limitation, as a result of any Decrease or the acceleration of the maturity of such Eurodollar Advance) of the principal amount of any Eurodollar Advance on a date other than the scheduled last day of the Eurodollar Interest Accrual Period applicable thereto;
(b)any Advance not being funded or maintained as a Eurodollar Advance after a request therefor has been made in accordance with the terms contained herein (for a reason other than the failure of such Affected Person to make an Advance after all conditions thereto have been met); or
(c)any failure of the Master Issuer to make a Decrease, prepayment or redemption with respect to any Eurodollar Advance after giving notice thereof pursuant to the applicable provisions of the Series 2019-1 Supplement;
then, upon the written notice of any Affected Person to the related Funding Agent and the Master Issuer, the Master Issuer shall deposit into the Collection Account (within seven (7) Business Days of receipt of such notice) to be payable as Class A-1 Notes Other Amounts, subject to and in accordance with the Priority of Payments, to the Administrative Agent and by the Administrative Agent to such Funding Agent and such Funding Agent shall pay directly to such Affected Person such amount (“Breakage Amount” or “Series 2019-1 Class A-1 Breakage Amount”) as will (in the reasonable determination of such Affected Person) reimburse such Affected Person for such loss or expense; provided that with respect to any notice given to the Master Issuer under this Section 3.06, the Master Issuer shall not be under any obligation to pay any amount with respect to any period prior to the date that is nine months prior to such demand if the relevant Affected Person knew or could reasonably have been expected to know of the circumstances giving rise to such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Master Issuer.
Section 3.07 Increased Capital or Liquidity Costs. If any Change in Law affects or would affect the amount of capital or liquidity required or reasonably expected to be maintained by any Affected Person or any Person controlling such Affected Person and such Affected Person determines in its sole and absolute discretion that the rate of return on its or such controlling Person’s capital as a consequence of its commitment hereunder or under a Program Support Agreement or the Advances, Swingline Loans or Letters of Credit made or issued by such Affected Person is reduced to a level below that which such Affected Person or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by such Affected Person (or in the case of an L/C Issuing Bank, by the L/C Provider) to the related Funding Agent and the Master Issuer (or, in the case of the Swingline Lender or the L/C Provider, to the Master Issuer), the Master Issuer shall deposit into the Collection Account within seven (7) Business Days of the Master Issuer’s receipt of such notice, to be payable as Class A-1 Notes Other Amounts, subject to and in accordance with the Priority of Payments, to the Administrative Agent and by the Administrative Agent to such Funding Agent (or, in the case of the Swingline Lender or the L/C Provider, directly to such Person) and such Funding Agent shall pay to such Affected Person, such amounts (“Increased Capital Costs”) as will be sufficient to compensate such Affected Person or such controlling Person for such reduction in rate of return; provided that with respect to any notice given to the Master Issuer under this Section 3.07, the Master Issuer shall not be under any obligation to pay any amount with respect to any period prior to the date that is nine months prior to such demand if the relevant Affected Person knew or could reasonably have been expected to know of the Change in Law (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). A statement of such Affected Person as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on the Master Issuer. In determining such additional amount, such Affected Person may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions. For purposes of this

Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all regulations, requests, guidelines or directives issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and been adopted subsequent to the date hereof.
Section 3.08 Taxes.
(a) Except as otherwise required by law, all payments by the Master Issuer of principal of, and interest on, the Advances, the Swingline Loans and the L/C Obligations and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction or withholding for or on account of any present or future income, excise, documentary, property, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges in the nature of a tax imposed by any Governmental Authority including all interest, penalties or additions to tax and other liabilities with respect thereto (all such taxes, duties, withholdings, fees and other charges, and including all interest, penalties or additions to tax and other liabilities with respect thereto, being called “Class A-1 Taxes”), but excluding in the case of any Affected Person (i) net income, franchise (imposed in lieu of net income) or similar Class A-1 Taxes (and including branch profits or alternative minimum Class A-1 Taxes) and any other Class A-1 Taxes imposed or levied on the Affected Person as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of the Administrative Agent, L/C Provider or Swingline Lender, its applicable lending office located in, the jurisdiction imposing such Class A-1 Tax (or any political subdivision thereof) (other than any such connection arising solely from such Affected Person having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Related Document), (ii) with respect to any Affected Person organized under the laws of a jurisdiction other than the United States or any state of the United States (“Foreign Affected Person”), any U.S. federal withholding tax that is required to be imposed on interest payable to the Foreign Affected Person at the time the Foreign Affected Person becomes a party to this Agreement (or designates a new lending office or other office for receiving payments hereunder), except to the extent that such Foreign Affected Person (or its assignor, if any) was already entitled, at the time of the designation of the new lending office or other office (or assignment), to receive additional amounts from the Master Issuer with respect to withholding tax, (iii) any Class A-1 Taxes attributable to such Affected Person’s failure to comply with Section 3.08(d), (iv) any U.S. Federal backup withholding and (v) any Class A-1 Taxes imposed under FATCA, (such Class A-1 Taxes not excluded by (i),(ii), (iii), (iv) and (v) above being called “Non-Excluded Taxes”). If any Class A-1 Taxes are imposed and required by law to be withheld or deducted from any amount payable by the Master Issuer hereunder to an Affected Person, then (x) if such Class A-1 Taxes are Non-Excluded Taxes, the amount of the payment shall be increased so that such payment is made, after withholding or deduction for or on account of such Non-Excluded Taxes, in an amount that is not less than the amount equal to the sum that would have been received by the Affected Person had no such deduction or withholding been required and (y) the Administrative Agent or other applicable withholding agent shall withhold the amount of such Class A-1 Taxes from such payment (as increased, if applicable, pursuant to the preceding clause (x)) and shall pay such amount, subject to and in accordance with the Priority of Payments, to the Governmental Authority imposing such Class A-1 Taxes in accordance with applicable law.
(b) Moreover, if any Non-Excluded Taxes are directly asserted against any Affected Person or its agent with respect to any payment received by such Affected Person or its agent from the Master Issuer or otherwise in respect of any Related Document or the transactions contemplated therein, such Affected Person or its agent may pay such Non-Excluded Taxes and the Master Issuer will, within fifteen (15) Business Days of the Master Issuer’s receipt of written notice stating the amount of such Non-Excluded Taxes (including the calculation thereof in reasonable detail), deposit into the Collection Account, to be distributed as Class A-1 Notes Other Amounts, subject to and in accordance with the Priority of Payments, such additional amounts (collectively, “Increased Tax Costs,” which term shall include all amounts payable by or on behalf of the Master Issuer pursuant to this Section 3.08) as is necessary in order that the net amount retained by such Affected Person or agent after the payment of such Non-Excluded Taxes (including any Non-Excluded Taxes on such Increased Tax Costs) shall equal the amount such Person would have received had no such Non-Excluded Taxes been asserted. Any amount payable to an Affected Person under this Section 3.08 shall be reduced by, and Increased Tax Costs shall not include, the amount of incremental damages (including Taxes) due or payable by the Master Issuer as a direct result of such Affected Person’s failure to demand from the Master Issuer additional amounts pursuant to this Section 3.08 within 180 days from the date on which the related Non-Excluded Taxes were incurred.

(c)As promptly as practicable after the payment of any Class A-1 Taxes, and in any event within thirty (30) days of any such payment being due, the Administrative Agent or other applicable withholding agent shall furnish to each applicable Affected Person or its agents a certified copy of an official receipt (or other documentary evidence satisfactory to such Affected Person and agents) evidencing the payment of such Class A-1 Taxes. If the Master Issuer fails to pay any Class A-1 Taxes when due to the appropriate Governmental Authority or fail to remit to the Affected Persons or their agents the required receipts (or such other documentary evidence), the Master Issuer shall indemnify (by depositing such amounts into the Collection Account, to be distributed subject to and in accordance with the Priority of Payments) each Affected Person and its agents for any Non-Excluded Taxes that may become payable by any such Affected Person or its agents as a result of any such failure.

(d)Each Affected Person on or prior to the date it becomes a party to this Agreement (and from time to time thereafter as soon as practicable after the invalidity, obsolescence, or expiration of any form or document previously delivered or within a reasonable period of time following a written request by the Master Issuer or the Administrative Agent) and to the extent permissible under then current law, shall deliver to the Master Issuer and the Administrative Agent a United States Internal Revenue Service Form W-8BEN, Form W-BEN-E, Form W-8ECI, Form W-8IMY or Form W-9, as applicable, or applicable successor form, or, within a reasonable period of time following a written request by the Master Issuer or the Administrative Agent, such other forms or documents (or successor forms or documents), appropriately completed and executed, as may be applicable, as will permit the Master Issuer or the Administrative Agent (A) to establish the extent to which a payment to such Affected Person is exempt from withholding or deduction of United States federal withholding taxes, (B) to determine, if applicable, the required rate of withholding or deduction and (C) to establish such Affected Person’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Affected Person pursuant to this Agreement to establish such Affected Person’s status for withholding tax purposes in an applicable jurisdiction (including, if applicable, any documentation necessary to prevent withholding under Sections 1471-1474 of the Code). At the times prescribed in the preceding sentence, each Affected Person shall deliver to the Master Issuer and the Administrative Agent within a reasonable period of time following a written request by the Master Issuer or Administrative Agent any other forms or documents (or successor forms or documents), appropriately completed and executed, as may be applicable to establish the extent to which a payment to such Affected Person is exempt from withholding or deduction of Non-Excluded Taxes other than United States federal withholding taxes, including but not limited to, such information necessary to claim the benefits of the exemption for portfolio interest under section 881(c) of the Code. Neither the Master Issuer nor the Administrative Agent shall be required to pay any increased amount under Section 3.08(a) or Section 3.08(b) to an Affected Person in respect of the withholding or deduction of United States federal withholding taxes or other Non-Excluded Taxes imposed as the result of the failure of such Affected Person to comply with the requirements set forth in this Section 3.08(d). The Master Issuer and the Administrative Agent (or other withholding agent selected by the Master Issuer) may rely on any form or document provided pursuant to this Section 3.08(d) until notified otherwise by the Affected Person that delivered such form or document. Notwithstanding anything to the contrary, no Affected Person shall be required to deliver any documentation that it is not legally obligated to deliver, except to the extent the documentation is reasonably requested and the Affected Person is legally eligible to deliver.

(e)The Administrative Agent, Trustee, Paying Agent or any other withholding agent may deduct and withhold any Taxes required by any laws to be deducted and withheld from any payments pursuant to this Agreement.
(f)If any Governmental Authority asserts that the Master Issuer or the Administrative Agent or other withholding agent did not properly withhold or backup withhold, as the case may be, any Taxes from payments made to or for the account of any Affected Person, then to the extent such improper withholding or backup withholding was directly caused by such Affected Person’s actions or inactions, such Affected Person shall indemnify the Master Issuer, Trustee, Paying Agent and the Administrative Agent for any Taxes imposed by any jurisdiction on the amounts payable by the Master Issuer and the Administrative Agent under this Section 3.08, and costs and expenses (including attorney costs) of the Master Issuer, Trustee, Paying Agent and the Administrative Agent. The obligation of the Affected Persons, severally, under this Section 3.08 shall survive any assignment of rights by, or the replacement of, an Affected Person or the termination of the aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.
(g)[Reserved].
(h)On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall provide to the Master Issuer, two duly-signed, properly completed copies of the documentation prescribed in clause (i) or (ii) below, as applicable (together with all required attachments thereto): (i) Internal Revenue Service Form W-9 or any successor thereto, or (ii) (A) Internal Revenue Service Form W-8ECI or any successor thereto, and (B) with respect to payments received on account of any Lender Party, a U.S. branch withholding certificate on Internal Revenue Service Form W-8IMY or any successor thereto evidencing its agreement with the Master Issuer to be treated as a U.S. Person for U.S. federal withholding purposes. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Master Issuer.
(i)If an Affected Person determines, in its sole reasonable discretion, that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified pursuant to this Section 3.08 or as to which it has been paid additional amounts pursuant to this Section 3.08, it shall promptly notify the Master Issuer and the Manager in writing of such refund and shall, within 30 days after receipt of a written request from the Master Issuer, pay over such refund to the Master Issuer (but only to the extent of indemnity payments made or additional amounts paid to such Affected Person under this Section 3.08 with respect to the Non-Excluded Taxes giving rise to such refund), net of all out-of-pocket expenses (including the net amount of Taxes, if any, imposed on or with respect to such refund or payment) of the Affected Person and without interest (other than any interest paid by the relevant Governmental Authority that is directly attributable to such refund of such Non-Excluded Taxes); provided that the Master Issuer, immediately upon the request of the Affected Person to the Master Issuer (which request shall include a calculation in reasonable detail of the amount to be repaid) agrees to repay the amount of the refund (and any applicable interest) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority with respect to such amount) to the Affected Person in the event the Affected Person or any other Person is required to repay such refund to such Governmental Authority. This Section 3.08 shall not be construed to require the Affected Person to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Master Issuer or any other Person.

Section 3.09 Change of Lending Office. Each Committed Note Purchaser agrees that, upon the occurrence of any event giving rise to the operation of Section 3.05 or 3.07 or the payment of additional amounts to it under Section 3.08(a) or (b) with respect to such Committed Note Purchaser, it will, if requested by the Master Issuer, use reasonable efforts (subject to overall policy considerations of such Committed Note Purchaser) to designate another lending office for any Advances affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Committed Note Purchaser, cause such Committed Note Purchaser and its lending office(s) or its related Conduit Investor to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.09 shall affect or postpone any of the obligations of the Master Issuer or the rights of any Committed Note Purchaser pursuant to Section 3.05, 3.07 and 3.08. If a Committed Note Purchaser notifies the Master Issuer in writing that such Committed Note Purchaser will be unable to designate another lending office, the Master Issuer may replace every member (but not any subset thereof) of such Committed Note Purchaser’s entire Investor Group by giving written notice to each member of such Investor Group and the Administrative Agent designating one or more Persons that are willing and able to purchase each member of such Investor Group’s rights and obligations under this Agreement for a purchase price that with respect to each such member of such Investor Group will equal the amount owed to each such member of such Investor Group with respect to the Series 2019-1 Class A-1 Advance Notes (whether arising under the Indenture, this Agreement, the Series 2019-1 Class A-1 Advance Notes or otherwise). Upon receipt of such written notice, each member of such Investor Group shall assign its rights and obligations under this Agreement pursuant to and in accordance with Sections 9.17(a), (b) and (c), as applicable, in consideration for such purchase price and at the reasonable expense of the Master Issuer (including, without limitation, the reasonable documented fees and out-of-pocket expenses of counsel to each such member); provided, however, that no member of such Investor Group shall be obligated to assign any of its rights and obligations under this Agreement if the purchase price to be paid to such member is not at least equal to the amount owed to such member with respect to the Series 2019-1 Class A1 Advance Notes (whether arising under the Indenture, this Agreement, the Series 2019-1 Class A-1 Advance Notes or otherwise).
ARTICLE IV
OTHER PAYMENT TERMS
Section 4.01 Time and Method of Payment. Except as otherwise provided in Section 4.02, all amounts payable to any Funding Agent or Investor hereunder or with respect to the Series 2019-1 Class A-1 Advance Notes shall be made to the Administrative Agent for the benefit of the applicable Person, by wire transfer of immediately available funds in Dollars not later than 3:00 p.m. (New York City time) on the date due. The Administrative Agent will promptly, and in any event by 5:00 p.m. (New York City time) on the same Business Day as its receipt or deemed receipt of the same, distribute to the applicable Funding Agent for the benefit of the applicable Person, or upon the order of the applicable Funding Agent for the benefit of the applicable Person, its pro rata share (or other applicable share as provided herein) of such payment by wire transfer in like funds as received. Except as otherwise provided in Section 2.07 and Section 4.02, all amounts payable to the Swingline Lender or the L/C Provider hereunder or with respect to the Swingline Loans and L/C Obligations shall be made to or upon the order of the Swingline Lender or the L/C Provider, respectively, by wire transfer of immediately available funds in Dollars not later than 3:00 p.m. (New York City time) on the date due. Any funds received after that time on such date will be deemed to have been received on the next Business Day. The Master Issuer’s obligations hereunder in respect of any amounts payable to any Investor shall be discharged to the extent funds are disbursed by the Master Issuer to the Administrative Agent as provided herein or by the Trustee or Paying Agent in accordance with Section 4.02 whether or not such funds are properly applied by the Administrative Agent or by the Trustee or Paying Agent. The Administrative Agent’s obligations hereunder in respect of any amounts payable to any Investor shall be discharged to the extent funds are disbursed by the Administrative Agent to the applicable Funding Agent as provided herein whether or not such funds are properly applied by such Funding Agent.
Section 4.02 Order of Distributions. Subject to Section 9.18(c)(ii), any amounts deposited into the Series 2019-1 Class A-1 Distribution Account in respect of accrued interest, letter of credit fees or undrawn commitment fees shall be distributed by the Trustee or the Paying Agent, as applicable, on the date due and payable under the Indenture and in the manner provided therein, to the Series 2019-1 Class A-1 Noteholders of record on the applicable Record Date, ratably in proportion to the respective amounts due to such payees at each applicable level of the Priority of Payments in accordance with the applicable Quarterly Noteholders’ Report, the applicable written report provided to the Trustee under the Series 2019-1 Supplement or as provided in Section 3.3 of the Series 2019-1 Supplement. Subject to Section 9.18(c)(ii), any amounts deposited into the Series 2019-1 Class A-1 Distribution Account in respect of outstanding principal or face amounts shall be distributed by the Trustee or the Paying Agent, as applicable, on the date due and payable under the Indenture and in the manner provided therein, to the Series 2019-1 Class A-1 Noteholders of record on the applicable Record Date, in the following order of priority in accordance with the applicable Quarterly Noteholders’ Report, the applicable written report provided to the Trustee under the Series 2019-1 Supplement or as provided in Section 3.3 of the Series 2019-1 Supplement: first, to the Swingline Lender and the L/C Provider in respect of outstanding Swingline Loans and Unreimbursed L/C Drawings, ratably in proportion to the respective amounts due to such payees; second, to the other Series 2019-1 Class A-1 Noteholders in respect of their outstanding Advances, ratably in proportion thereto; and, third, any balance remaining of such amounts (up to an aggregate amount not to exceed the amount of Undrawn L/C Face Amounts at such time) shall be paid to the L/C Provider, to be deposited by the L/C Provider into a cash collateral account in the name of the L/C Provider in accordance with Section 4.03(b). Any amounts distributed to the Administrative Agent pursuant to the Priority of Payments in respect of any other amounts related to the Class A-1 Notes shall be distributed by the Administrative Agent in accordance with Section 4.01 on the date such amounts are due and payable hereunder to the applicable Series 2019-1 Class A-1 Noteholders and/or the Administrative Agent for its own account, as applicable, ratably in proportion to the respective aggregate of such amounts due to such payees.
Section 4.03 L/C Cash Collateral. (a) If (i) as of five (5) Business Days prior to the Commitment Termination Date, any Undrawn L/C Face Amounts remain in effect, the Master Issuer shall either (i) provide cash collateral (in an aggregate amount equal to the amount of Undrawn L/C Face Amounts at such time, to the extent that such amount of cash collateral has not been provided pursuant to Section 4.02 or 9.18(c)(ii)) to the L/C Provider, to be deposited by the L/C Provider into a cash collateral account in the name of the L/C Provider in accordance with Section 4.03(b) or (ii) make other arrangements with respect thereto as may be satisfactory to the L/C Provider in its sole and absolute discretion.
(b) All amounts to be deposited in a cash collateral account pursuant to Section 4.02, Section 4.03(a) or Section 9.18(c)(ii) shall be held by the L/C Provider as collateral to secure the Master Issuer’s Reimbursement Obligations with respect to any outstanding Letters of Credit. The L/C Provider shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposit in Eligible Investments, which investments shall be made at the written direction, and at the risk and expense, of the Master Issuer (provided that if an Event of Default has occurred and is continuing, such investments shall be made solely at the option and sole discretion of the L/C Provider), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account and all Taxes on such amounts shall be payable by the Master Issuer. Moneys in such account shall automatically be applied by such L/C Provider to reimburse it for any Unreimbursed L/C Drawings. Upon expiration of all then-outstanding Letters of Credit and payment in full of all Unreimbursed L/C Drawings, any balance remaining in such account shall be paid over (i) if the Base Indenture and any Series Supplement remain in effect, to the Trustee to be deposited into the Collection Account and distributed in accordance with the terms of the Base Indenture and (ii) otherwise to the Master Issuer; provided that, upon an Investor ceasing to be a Defaulting Investor in accordance with Section 9.18(d), any amounts of cash collateral provided pursuant to Section 9.18(c)(ii) upon such Investor becoming a Defaulting Investor shall be released and applied as such amounts would have been applied had such Investor not become a Defaulting Investor.
Section 4.04 Alternative Arrangements with Respect to Letters of Credit. Notwithstanding any other provision of this Agreement or any Related Document, a Letter of Credit (other than an Interest Reserve Letter of Credit) shall cease to be deemed outstanding for all purposes of this Agreement and each other Related Document if and to the extent that provisions, in form and substance satisfactory to the L/C Provider (and, if the L/C Provider is not the L/C Issuing Bank with respect to such Letter of Credit, the L/C Issuing Bank) in its sole and absolute discretion, have been made with respect to such Letter of Credit such that the L/C Provider (and, if applicable, the L/C Issuing Bank) has agreed in writing, with a copy of such agreement delivered to the Administrative Agent, the Control Party, the Trustee and the Master Issuer, that such Letter of Credit shall be deemed to be no longer outstanding hereunder, in which event such Letter of Credit shall cease to be a “Letter of Credit” as such term is used herein and in the Related Documents.
ARTICLE V
THE ADMINISTRATIVE AGENT AND THE FUNDING AGENTS
Section 5.01 Authorization and Action of the Administrative Agent. Each of the Lender Parties and the Funding Agents hereby designates and appoints Coöperatieve Rabobank, U.A., New York Branch, as the Administrative Agent hereunder, and hereby authorizes the Administrative Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender Party or any Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or otherwise exist for the Administrative Agent. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Lender Parties and the Funding Agents and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for the Master Issuer or any of its successors or assigns. The provisions of this Article (other than the rights of the Master Issuer set forth in Section 5.07) are solely for the benefit of the Administrative Agent, the Lender Parties and the Funding Agents, and the Master Issuer shall not have any rights as a third party beneficiary of any such provisions. The Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, exposes the Administrative Agent to personal liability or that is contrary to this Agreement or any Requirement of Law. The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of the Series 2019-1 Class A-1 Notes and all other amounts owed by the Master Issuer hereunder to the Administrative Agent, all members of the Investor Groups, the Swingline Lender and the L/C Provider (the “Aggregate Unpaids”) and termination in full of all Commitments and the Swingline Commitment and the L/C Commitment.
Section 5.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact, provided that any agent or attorney-in-fact receiving payments from the Lender Parties shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1”, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The exculpatory provisions of this Article shall apply to any such agents or attorneys-in-fact and shall apply to their respective activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it in good faith.
Section 5.03 Exculpatory Provisions. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment), or (b) responsible in any manner to any Lender Party or any Funding Agent for any recitals, statements, representations or warranties made by the Master Issuer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Master Issuer to perform its obligations hereunder, or for the satisfaction of any condition specified in Article VII. The Administrative Agent shall not be under any obligation to any Investor or any Funding Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Master Issuer. The Administrative Agent shall not be deemed to have knowledge of any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default unless the Administrative Agent has received notice in writing of such event from the Master Issuer, any Lender Party or any Funding Agent.

Section 5.04 Reliance. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Master Issuer), independent accountants and other experts selected by the Administrative Agent.

The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of any Lender Party or any Funding Agent as it deems appropriate or it shall first be indemnified to its satisfaction by any Lender Party or any Funding Agent; provided that unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Lender Parties and the Funding Agents. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Investor Groups holding more than 50% of the Commitments and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lender Parties and the Funding Agents.
Section 5.05 Non-Reliance on the Administrative Agent and Other
Purchasers. Each of the Lender Parties and the Funding Agents expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Master Issuer, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each of the Lender Parties and the Funding Agents represents and warrants to the Administrative Agent that it has and will, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Master Issuer and made its own decision to enter into this Agreement.
Section 5.06 The Administrative Agent in its Individual Capacity. The Administrative Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Master Issuer or any Affiliate of the Master Issuer as though the Administrative Agent were not the Administrative Agent hereunder.
Section 5.07 Successor Administrative Agent; Defaulting Administrative Agent.
(a) The Administrative Agent may, upon 30 days’ notice to the Master Issuer and each of the Lender Parties and the Funding Agents, and the Administrative Agent will, upon the direction of Investor Groups holding 100% of the Commitments (excluding any Commitments held by Defaulting Investors), resign as Administrative Agent. If the Administrative Agent shall resign, then the Investor Groups holding more than (i) if no single Investor Group holds more than 50% of the Commitments, 50% of the Commitments or (ii) if a single Investor Group holds more than 50% of the Commitments, two thirds of the

Commitments (excluding any Commitments held by the resigning Administrative Agent or its Affiliates, and if all Commitments are held by the resigning Administrative Agent or its Affiliates, then the Master Issuer), during such 30-day period, shall appoint an Affiliate of a member of the Investor Groups as a successor administrative agent, who shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1, subject to the consent of (i) the Master Issuer at all times other than while an Event of Default has occurred and is continuing (which consent of the Master Issuer shall not be unreasonably withheld) and (ii) the Control Party (which consent of the Control Party shall not be unreasonably withheld or delayed); provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether any threshold percentage of Commitments has been met under this Section 5.07(a). If for any reason no successor Administrative Agent is appointed by the Investor Groups during such 30-day period, then effective upon the expiration of such 30-day period, the Master Issuer shall make all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith (including, without limitation, the Series 2019-1 Class A-1 VFN Fee Letter) directly to the Funding Agents or the Swingline Lender or the L/C Provider, as applicable, and the Master Issuer for all purposes shall deal directly with the Funding Agents or the Swingline Lender or the L/C Provider, as applicable, until such time, if any, as a successor administrative agent is appointed as provided above, and the Master Issuer shall instruct the Trustee in writing accordingly. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Section 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.
(b) The Master Issuer may, upon the occurrence of any of the following events (any such event, a “Defaulting Administrative Agent Event”) and with the consent of Investor Groups holding more than (i) if no single Investor Group holds more than 50% of the Commitments, 50% of the Commitments or (ii) if a single Investor Group holds more than 50% of the Commitments, two thirds of the Commitments, remove the Administrative Agent and, upon such removal, the Investor Groups holding more than 50% of the Commitments in the case of clause (i) above or two thirds of the Commitments in the case of clause (ii) above (provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether any threshold percentage of Commitments has been met under this Section 5.07(b)) shall appoint an Affiliate of a member of the Investor Groups as a successor administrative agent, who shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1, subject to the consent of (x) the Master Issuer at all times other than while an Event of Default has occurred and is continuing (which consent of the Master Issuer shall not be unreasonably withheld) and (y) the Control Party (which consent of the Control Party shall not be unreasonably withheld or delayed): (i) an Event of Bankruptcy with respect to the Administrative Agent; (ii) if the Person acting as

Administrative Agent or an Affiliate thereof is also an Investor, any other event pursuant to which such Person becomes a Defaulting Investor; (iii) the failure by the Administrative Agent to pay or remit any funds required to be remitted when due (in each case, if amounts are available for payment or remittance in accordance with the terms of this Agreement for application to the payment or remittance thereof) which continues for two (2) Business Days after such funds were required to be paid or remitted; (iv) any representation, warranty, certification or statement made by the Administrative Agent under this Agreement or in any agreement, certificate, report or other document furnished by the Administrative Agent proves to have been false or misleading in any material respect as of the time made or deemed made, and if such representation, warranty, certification or statement is susceptible of remedy in all material respects, is not remedied within thirty (30) calendar days after knowledge thereof or notice by the Master Issuer to the Administrative Agent, and if not susceptible of remedy in all material respects, upon notice by the Master Issuer to the Administrative Agent or (v) any act constituting the gross negligence or willful misconduct of the Administrative Agent. If for any reason no successor Administrative Agent is appointed by the Investor Groups within 30 days of the Administrative Agent’s removal pursuant to the immediately preceding sentence, then effective upon the expiration of such 30-day period, the Master Issuer shall make all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith (including, without limitation, the Series 2019-1 Class A-1 VFN Fee Letter) directly to the Funding Agents or the Swingline Lender or the L/C Provider, as applicable, and the Master Issuer for all purposes shall deal directly with the Funding Agents or the Swingline Lender or the L/C Provider, as applicable, until such time, if any, as a successor administrative agent is appointed as provided above, and the Master Issuer shall instruct the Trustee in writing accordingly. After any Administrative Agent’s removal hereunder as Administrative Agent, the provisions of Section 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.
(c) If a Defaulting Administrative Agent Event has occurred and is continuing, the Master Issuer may make all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith (including, without limitation, the Series 2019-1 Class A-1 VFN Fee Letter) directly to the Funding Agents or the Swingline Lender or the L/C Provider, as applicable, and the Master Issuer for all purposes may deal directly with the Funding Agents or the Swingline Lender or the L/C Provider, as applicable.
Section 5.08 Authorization and Action of Funding Agents. Each Investor is hereby deemed to have designated and appointed its related Funding Agent set forth next to such Investor’s name on Schedule I (or identified as such Investor’s Funding Agent pursuant to any applicable Assignment and Assumption Agreement, Investor Group Supplement or Joinder Agreement) as the agent of such Person hereunder, and hereby authorizes such Funding Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Funding

Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the related Investor Group, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Funding Agent shall be read into this Agreement or otherwise exist for such Funding Agent. In performing its functions and duties hereunder, each Funding Agent shall act solely as agent for the related Investor Group and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for the Master Issuer, any of its successors or assigns or any other Person. Each Funding Agent shall not be required to take any action that exposes such Funding Agent to personal liability or that is contrary to this Agreement or any Requirement of Law. The appointment and authority of the Funding Agents hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids of the Investor Groups and the termination in full of all the Commitments.’
Section 5.09 Delegation of Duties. Each Funding Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Funding Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it in good faith.
Section 5.10 Exculpatory Provisions. Each Funding Agent and its Affiliates, and each of their directors, officers, agents or employees shall not be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to the related Investor Group for any recitals, statements, representations or warranties made by the Master Issuer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Master Issuer to perform its obligations hereunder, or for the satisfaction of any condition specified in Article VII. Each Funding Agent shall not be under any obligation to the related Investor Group to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Master Issuer. Each Funding Agent shall not be deemed to have knowledge of any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default unless such Funding Agent has received notice of such event from the Master Issuer or any member of the related Investor Group.
Section 5.11 Reliance. Each Funding Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of the Administrative Agent and legal counsel (including, without limitation, counsel to the Master Issuer), independent accountants and other experts selected by such Funding Agent. Each Funding Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the related Investor Group as it deems appropriate or it shall first be indemnified to its satisfaction by the related Investor Group; provided that unless and until such Funding Agent shall have received such advice, such Funding Agent may take or refrain from taking any action, as such Funding Agent shall deem advisable and in the best interests of the related Investor Group. Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the related Investor Group and such request and any action taken or failure to act pursuant thereto shall be binding upon the related Investor Group.
Section 5.12 Non-Reliance on the Funding Agent and Other Purchasers. The related Investor Group expressly acknowledges that its Funding Agent and any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has not made any representations or warranties to it and that no act by such Funding Agent hereafter taken, including, without limitation, any review of the affairs of the Master Issuer, shall be deemed to constitute any representation or warranty by such Funding Agent. The related Investor Group represents and warrants to such Funding Agent that it has and will, independently and without reliance upon such Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Master Issuer and made its own decision to enter into this Agreement.
Section 5.13 The Funding Agent in its Individual Capacity. Each Funding Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Master Issuer or any Affiliate of the Master Issuer as though such Funding Agent were not a Funding Agent hereunder.
Section 5.14 Successor Funding Agent. Each Funding Agent will, upon the direction of the related Investor Group, resign as such Funding Agent. If such Funding Agent shall resign, then the related Investor Group shall appoint an Affiliate of a member of the related Investor Group as a successor funding agent (it being understood that such resignation shall not be effective until such successor is appointed). After any retiring Funding Agent’s resignation hereunder as Funding Agent, subject to the limitations set forth herein, the provisions of Section 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Funding Agent under this Agreement.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
Section 6.01 The Master Issuer. The Master Issuer and the Guarantors jointly and severally represents and warrants to the Administrative Agent and each Lender Party, as of the date of this Agreement, as of the Series 2019-1 Closing Date and as of each Advance made hereunder, that:
(a)each of its representations and warranties made in favor of the Trustee or the Noteholders in the Indenture and the other Related Documents (other than a Related Document relating solely to a Series of Notes other than the Series 2019-1 Notes) is true and correct (a) if not qualified as to materiality or Material Adverse Effect, in all material respects and (b) if qualified as to materiality or Material Adverse Effect, in all respects, as of the date originally made, as of the date hereof and as of the Series 2019-1 Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);
(b)no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing;
(c)neither it nor any of its Affiliates, have, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Series 2019-1 Class A-1 Notes under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; provided that no representation or warranty is made with respect to the Lender Parties and their Affiliates; and neither the Master Issuer nor any of its Affiliates have entered into any contractual arrangement with respect to the distribution of the Series 2019-1 Class A- 1 Notes, except for this Agreement and the other Related Documents, and the Master Issuer will not enter into any such arrangement;
(d)neither they nor any of their Affiliates have, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Series 2019-1 Class A-1 Notes in a manner that would require the registration of the Series 2019-1 Class A-1 Notes under the Securities Act;
(e)assuming the representations and warranties of each Lender Party set forth in Section 6.03 of this Agreement are true and correct, the offer and sale of the Series 2019-1 Class A-1 Notes in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and the Base Indenture is not required to be qualified under the United States Trust Indenture Act of 1939, as amended;
(f)the Master Issuer has furnished to the Administrative Agent and each Funding Agent true, accurate and complete copies of all other Related Documents (excluding Series Supplements and other Related Documents relating solely to a Series of Notes other than the Series 2019-1 Notes) to which they are a party as of the Series 2019-1 Closing Date, all of which Related Documents are in full force and effect as of the Series 2019-1 Closing Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date, other than such amendments, modifications or waivers about which the Master Issuer has informed each Funding Agent, the Swingline Lender and the L/C Provider;
(g)the Master Issuer is not an “investment company” as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended, and therefore has no need (x) to rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or Section 3(c)(7) of the Investment Company Act of 1940, as amended, or (y) to be entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 10 C.F.R. 248.10(c)(8);
(h)the Master Issuer and each Guarantor have not (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic governmental official or “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee; (iii) violated any provision of the FCPA, the Bribery Act of 2010 of the United Kingdom or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Master Issuer and Guarantors conduct their respective businesses in compliance with the FCPA and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;
(i)each of the Master Issuer and each Guarantor, as applicable, are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Master Issuer or any Guarantor, as applicable, with respect to the

Money Laundering Laws is pending or, to the knowledge of such relevant entity, threatened; and
(j)    neither the Master Issuer nor any Guarantor is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); nor is such relevant entity located, organized or resident in a country or territory that is the subject of Sanctions; and the Master Issuer and each Guarantor will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject or target of any Sanctions or in any other manner that would reasonably be expected to result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions.
Section 6.02 The Manager. The Manager represents and warrants to the Administrative Agent and each Lender Party as of the date of this Agreement, as of the Series 2019-1 Closing Date and as of the date of each Advance made hereunder, that each representation and warranty made by it in any Related Document (other than a Related Document relating solely to a Series of Notes other than the Series 2019-1 Notes and other than any representation or warranty in Section 4.1(i) or (j) of any Contribution Agreement, Section 2.1(g) or (h) of the Representations and Warranties Agreement or Article V of the Management Agreement) to which it is a party (including any representations and warranties made by it in its capacity as Manager) is true and correct (a) if not qualified as to materiality or Material Adverse Effect, in all material respects and (b) if qualified as to materiality or Material Adverse Effect, in all respects as of the date originally made, as of the date hereof and as of the Series 2019-1 Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).
Section 6.03 Lender Parties. Each of the Lender Parties represents and warrants to the Master Issuer and the Manager as of the date hereof (or, in the case of a successor or assign of an Investor, as of the subsequent date on which such successor or assign shall become or be deemed to become a party hereto) that:
(a) it has had an opportunity to discuss the Master Issuer’s and the Manager’s business, management and financial affairs, and the terms and conditions of the proposed purchase of the Series 2019-1 Class A-1 Notes, with the Master Issuer and the Manager and their respective representatives;

(b) it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2019-1 Class A-1 Notes;
(c)it is purchasing the Series 2019-1 Class A-1 Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in clause (b) above and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control, and neither it nor its Affiliates has engaged in any general solicitation or general advertising within the meaning of the Securities Act, or the rules and regulations promulgated thereunder, with respect to the Series 2019-1 Class A-1 Notes;
(d)it understands that (i) the Series 2019-1 Class A-1 Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available and an opinion of counsel shall have been delivered in advance to the Master Issuer, (ii) the Master Issuer is not required to register the Series 2019-1 Class A-1 Notes under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction, and (iii) any transfer must comply with the provisions of Section 2.8 of the Base Indenture, Section 4.3 of the Series 2019-1 Supplement and Section 9.03 or 9.17, as applicable, of this Agreement;
(e)it will comply with the requirements of Section 6.03(d), above, in connection with any transfer by it of the Series 2019-1 Class A-1 Notes;
(f)it understands that the Series 2019-1 Class A-1 Notes will bear the legend set out in the form of Series 2019-1 Class A-1 Notes attached to the Series 2019-1 Supplement and be subject to the restrictions on transfer described in such legend;

(g)it will obtain for the benefit of the Master Issuer from any purchaser of the Series 2019-1 Class A-1 Notes substantially the same representations and warranties contained in the foregoing paragraphs; and
(h)it has executed a Purchaser’s Letter substantially in the form of Exhibit D hereto.
ARTICLE VII
CONDITIONS
Section 7.01 Conditions to Issuance and Effectiveness. Each Lender Party will have no obligation to purchase the Series 2019-1 Class A-1 Notes hereunder on the Series 2019-1 Closing Date, and the Commitments, the Swingline Commitment and the L/C Commitment will not become effective, unless:
(a)the Base Indenture, the Series 2019-1 Supplement, the Guarantee and Collateral Agreement and the other Related Documents shall be in full force and effect;
(b)on the Series 2019-1 Closing Date, the Administrative Agent shall have received a letter, in form and substance reasonably satisfactory to it, from S&P stating that a long-term rating of “BBB” has been assigned to the Series 2019-1 Class A-1 Notes;
(c)at the time of such issuance, the additional conditions set forth in Schedule III and all other conditions to the issuance of the Series 2019-1 Class A-1 Notes under the Indenture shall have been satisfied or waived by such Lender Party.
Section 7.02 Conditions to Initial Extensions of Credit. The election of each Conduit Investor to fund, and the obligation of each Committed Note Purchaser to fund, the initial Borrowing hereunder, and the obligations of the Swingline Lender and the L/C Provider to fund the initial Swingline Loan or provide the initial Letter of Credit hereunder, respectively, shall be subject to the satisfaction of the conditions precedent that (a) each Funding Agent shall have received a duly executed and authenticated Series 2019-1 Class A-1 Advance Note registered in its name or in such other name as shall have been directed by such Funding Agent and stating that the principal amount thereof shall not exceed the Maximum Investor Group Principal Amount of the related Investor Group, (b) each of the Swingline Lender and the L/C Provider shall have received a duly executed and authenticated Series 2019-1 Class A-1 Swingline Note or Series 2019-1 Class A-1 L/C Note, as applicable, registered in its name or in such other name as shall have been directed by it and stating that the principal amount thereof shall not exceed the Swingline Commitment or L/C Commitment, respectively, and (c) the Master Issuer shall have paid all fees required to be paid by it under the Related Documents on the Series 2019-1 Closing Date, including all fees required hereunder.
Section 7.03 Conditions to Each Extension of Credit. The election of each Conduit Investor to fund, and the obligation of each Committed Note Purchaser to fund, any Borrowing on any day (including the initial Borrowing but excluding any Borrowings to repay Swingline Loans or L/C Obligations pursuant to Section 2.05, 2.06 or 2.08, as applicable), and the obligations of the Swingline Lender to fund any Swingline Loan (including the initial one) and of the L/C Provider to provide any Letter of Credit (including the initial one), respectively, shall be subject to the conditions precedent that on the date of such funding or provision, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true (without regard to any waiver, amendment or other modification of this Section 7.03 or any definitions used herein consented to by the Control Party unless Investors holding more than (i) if no single Investor Group holds more than 50% of the Commitments, 50% of the Commitments or (ii) if a single Investor Group holds more than 50% of the Commitments, two thirds of the Commitments (provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether any threshold percentage of Commitments has been met under this Section 7.03) have consented to such waiver, amendment or other modification for purposes of this Section 7.03); provided, however, that if a Rapid Amortization Event has occurred and (other than in the case of Section 9.1(e)) has been declared by the Control Party pursuant to Section 9.1(a), (b), (c) or (d) of the Base Indenture, consent to such waiver, amendment or other modification from all Investors (provided that it shall not be the obligation of the Control Party to obtain such consent from the Investors) as well as the Control Party is required for purposes of this Section 7.03:
(a)(i) the representations and warranties of the Master Issuer set out in this Agreement and (ii) the representations and warranties of the Manager set out in this Agreement, in each such case, shall be true and correct (i) if qualified as to materiality or Material Adverse Effect, in all respects and (ii) if not qualified as to materiality or Material Adverse Effect, in all material respects, as of the date of such funding or issuance, with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date);
(b)no Default, Event of Default, Potential Rapid Amortization Event or Rapid Amortization Event shall be in existence at the time of, or after giving effect to, such funding or issuance;
(c)the DSCR as calculated as of the immediately preceding Quarterly Calculation Date shall not be less than 1.50x;

(d)in the case of any Borrowing, except to the extent an advance request is expressly deemed to have been delivered hereunder, the Master Issuer shall have delivered or have been deemed to have delivered to the Administrative Agent an executed advance request in the form of Exhibit A hereto with respect to such Borrowing (each such request, an “Advance Request” or a “Series 2019-1 Class A-1 Advance Request”);
(e)the Senior Notes Interest Reserve Amount (including any Senior Notes Interest Reserve Account Deficiency Amount) will be funded and/or an Interest Reserve Letter of Credit will be maintained for such amount as of the date of such draw in the amounts required pursuant to the Indenture after giving effect to such draw;
(f)all Undrawn Commitment Fees, Administrative Agent Fees and L/C Quarterly Fees due and payable on or prior to the date of such funding or issuance shall have been paid in full; and
(g)all conditions to such extension of credit or provision specified in Section 2.02, 2.03, 2.06 or 2.07 of this Agreement, as applicable, shall have been satisfied.
The giving of any notice pursuant to Section 2.03, 2.06 or 2.07, as applicable, shall constitute a representation and warranty by the Master Issuer and the Manager that all conditions precedent to such funding or provision have been satisfied or will be satisfied concurrently therewith.

ARTICLE VIII
COVENANTS
Section 8.01 Covenants. Each of the Master Issuer and the Manager, severally, covenants and agrees that, until all Aggregate Unpaids have been paid in full and all Commitments, the Swingline Commitment and the L/C Commitment have been terminated, it will:
(a)unless waived in writing by the Control Party in accordance with Section 9.7 of the Base Indenture, duly and timely perform all of its covenants (both affirmative and negative) and obligations under each Related Document to which it is a party;
(b)not amend, modify, waive or give any approval, consent or permission under any provision of the Base Indenture or any other Related Document to which it is a party unless any such amendment, modification, waiver or other action is in writing and made in accordance with the terms of the Base Indenture or such other Related Document, as applicable;

(c)reasonably concurrent with the time any report, notice or other document is provided to the Rating Agencies and/or the Trustee, or caused to be provided, by the Master Issuer or the Manager under the Base Indenture (including, without limitation, under Sections 8.8, 8.9 and/or 8.11 thereof) or under the Series 2019-1 Supplement, provide the Administrative Agent (who shall promptly provide a copy thereof to the Lender Parties) with a copy of such report, notice or other document; provided, however, that neither the Manager nor the Master Issuer shall have any obligation under this Section 8.01(c) to deliver to the Administrative Agent copies of any Quarterly Noteholders’ Reports that relate solely to a Series of Notes other than the Series 2019-1 Notes;
(d)once per calendar year, following reasonable prior notice from the Administrative Agent (the “Annual Inspection Notice”), and during regular business hours, permit any one or more of such Administrative Agent, any Funding Agent, the Swingline Lender or the L/C Provider, or any of their respective agents, representatives or permitted assigns, at the Master Issuer’s expense, access (as a group, and not individually unless only one such Person desires such access) to the offices of the Manager, the Master Issuer and the Guarantors, (i) to examine and make copies of and abstracts from all documentation relating to the Collateral on the same terms as are provided to the Trustee under Section 8.6 of the Base Indenture, and (ii) to visit the offices and properties of the Manager, the Master Issuer and the Guarantors for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Collateral, or the administration and performance of the Base Indenture, the Series 2019-1 Supplement and the other Related Documents with any of the officers or employees of, the Manager, the Master Issuer and/or the Guarantors, as applicable, having knowledge of such matters; provided, however, that upon the occurrence and continuation of a Potential Rapid Amortization Event, Rapid Amortization Event, Cash Trapping Period, Default or Event of Default, the Administrative Agent, any Funding Agent, the Swingline Lender or the L/C Provider, or any of their respective agents, representatives or permitted assigns, at the Master Issuer’s expense may do any of the foregoing at any time during normal business hours and without advance notice; provided, further, that, in addition to any visits made pursuant to provision of an Annual Inspection Notice or during the continuation of a Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default, the Administrative Agent, any Funding Agent, the Swingline Lender or the L/C Provider, or any of their respective agents, representatives or permitted assigns, at their own expense, may do any of the foregoing at any time during normal business hours following reasonable prior notice with respect to the business of the Master Issuer and/or the Guarantors; and provided, further, that the Funding Agents, the Swingline Lender and the L/C Provider will be permitted to provide input to the Administrative Agent with respect to the timing of delivery, and content, of the Annual Inspection Notice;

(e)not take, or cause to be taken, any action, including, without limitation, acquiring any Margin Stock, that could cause the transactions contemplated by the Related Documents to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof;
(f)not permit any amounts owed with respect to the Series 2019-1 Class A-1 Notes to be secured, directly or indirectly, by any Margin Stock in a manner that would violate the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof;
(g)promptly provide such additional financial and other information with respect to the Related Documents (other than Series Supplements and Related Documents relating solely to a Series of Notes other than the Series 2019-1 Notes), the Master Issuer, the Manager or the Guarantors as the Administrative Agent may from time to time reasonably request; and
(h)deliver to the Administrative Agent (who shall promptly provide a copy thereof to the Lender Parties), the financial statements prepared pursuant to Section 4.1 of the Base Indenture reasonably contemporaneously with the delivery of such statements under the Base Indenture.
ARTICLE IX
MISCELLANEOUS PROVISIONS
Section 9.01 Amendments. No amendment to or waiver or other modification of any provision of this Agreement, nor consent to any departure therefrom by the Manager or the Master Issuer, shall in any event be effective unless the same shall be in writing and signed by the Manager, the Master Issuer and the Administrative Agent with the written consent of Investor Groups holding more than (i) if no single Investor Group holds more than 50% of the Commitments, 50% of the Commitments or (ii) if a single Investor Group holds more than 50% of the Commitments, two thirds of the Commitments; provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether such threshold percentage of Commitments has been met; provided, however, that, in addition, (i) the prior written consent of each affected Investor shall be required in connection with any amendment, modification or waiver that (x) increases the amount of the Commitment of such Investor, extends the Commitment Termination Date or the Series 2019-1 Class A-1 Notes Renewal Date, modifies the conditions to funding such Commitment or otherwise subjects such Investor to any increased or additional duties or obligations hereunder or in connection herewith (it being understood and agreed that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender Party), (y) reduces the amount or delays the timing of payment of any principal, interest, fees or other amounts payable to such Investor hereunder or (z) would have an effect comparable to any of those set forth in Section 13.2(a) of the Base Indenture that require the consent of each Noteholder or each affected Noteholder; (ii) any amendment, modification or waiver that affects the rights or duties of any of the Swingline Lender, the L/C Provider, the Administrative Agent or the Funding Agents shall require the prior written consent of such affected Person; and (iii) the prior written consent of each Investor, the Swingline Lender, the L/C Provider, the Administrative Agent and each Funding Agent shall be required in connection with any amendment, modification or waiver of this Section 9.01. For purposes of any provision of any other Indenture Document relating to any vote, consent, direction or the like to be given by the Series 2019-1 Class A-1 Noteholders, such vote, consent, direction or the like shall be given by the Holders of the Series 2019-1 Class A-1 Advance Notes only and not by the Holders of any Series 2019-1 Class A-1 Swingline Notes or Series 2019-1 Class A-1 L/C Notes except to the extent that such vote, consent, direction or the like is to be given by each affected Noteholder and the Holders of any Series 2019-1 Class A-1 Swingline Notes or Series 2019-1 Class A-1 L/C Notes would be affected thereby. The Master Issuer and the Lender Parties shall negotiate any amendments, waivers, consents, supplements or other modifications to this Agreement or the other Related Documents that require the consent of the Lender Parties in good faith. Pursuant to Section 9.05(a), the Lender Parties shall be entitled to reimbursement by the Master Issuer for the reasonable expenses incurred by the Lender Parties in reviewing and approving any such amendment, waiver, consent supplement or other modification to this Agreement or any Related Document.
Section 9.02 No Waiver; Remedies. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 9.03 Binding on Successors and Assigns.
(a) This Agreement shall be binding upon, and inure to the benefit of, the Master Issuer, the Manager, the Lender Parties, the Funding Agents, the Administrative Agent and their respective successors and assigns; provided, however, that neither the Master Issuer nor the Manager may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of each Lender Party (other than any Defaulting Investor); provided further that nothing herein shall prevent the Master Issuer from assigning its rights (but none of its duties or liabilities) to the Trustee under the Base Indenture and the Series 2019-1 Supplement; and provided, further that none of the Lender Parties may transfer, pledge, assign, sell participations in or otherwise encumber its rights or obligations hereunder or in connection herewith or any interest herein except as permitted under Section 6.03, Section 9.17 and this Section 9.03. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement except as provided in Section 9.16.
(b)Notwithstanding any other provision set forth in this Agreement, each Investor may at any time grant to one or more Program Support Providers a participating interest in or lien on such Investor’s interests in the Advances made hereunder and such Program Support Provider, with respect to its participating interest, shall be entitled to the benefits granted to such Investor under this Agreement. Each Investor that grants to one or more Program Support Providers a participating interest in such Investor’s interests in the Advances shall, acting solely for this purpose as a non-fiduciary agent of the Master Issuer, maintain a register on which it enters the name and address of such Program Support Providers and the principal amounts (and stated interest) of each Program Support Provider’s interest in the Advances (the “Participant Register”); provided that no Investor shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Program Support Provider or any information relating to a Program Support Provider’s interest in the Advances) to any Person except to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or proposed United States Treasury Regulation Section 1.163-5(b) (and any such finalized United States Treasury Regulations). The entries in the Participant Register shall be conclusive absent manifest error, and such Investor shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)In addition to its rights under Section 9.17, each Conduit Investor may at any time assign its rights in the Series 2019-1 Class A-1 Advance Notes (and its rights hereunder and under the Related Documents) to its related Committed Note Purchaser or, subject to Section 6.03 and Section 9.17(f), its related Program Support Provider or any Affiliate of any of the foregoing, in each case in accordance with the applicable provisions of the Indenture. Furthermore, each Conduit Investor may at any time grant a security interest in and lien on, all or any portion of its interests under this Agreement, its Series 2019-1 Class A1 Advance Note and all Related Documents to (i) its related Committed Note Purchaser, (ii) its

Funding Agent, (iii) any Program Support Provider who, at any time now or in the future, provides program liquidity or credit enhancement, including, without limitation, an insurance policy for such Conduit Investor relating to the Commercial Paper or the Series 2019-1 Class A-1 Advance Notes, (iv) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for the Conduit Investors, including, without limitation, an insurance policy relating to the Commercial Paper or the Series 2019-1 Class A-1 Advance Notes or (v) any collateral trustee or collateral agent for any of the foregoing; provided, however, that any such security interest or lien shall be released upon assignment of its Series 2019-1 Class A-1 Advance Note to its related Committed Note Purchaser. Each Committed Note Purchaser may assign its Commitment or all or any portion of its interest under its Series 2019-1 Class A-1 Advance Note, this Agreement and the Related Documents to any Person to the extent permitted by Section 9.17. Notwithstanding any other provisions set forth in this Agreement, each Committed Note Purchaser may at any time create a security interest in all or any portion of its rights under this Agreement, its Series 2019-1 Class A-1 Advance Note and the Related Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the F.R.S. Board or any similar foreign entity.
Section 9.04 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the Series 2019-1 Class A-1 Notes delivered pursuant hereto shall survive the making and the repayment of the Advances, the Swingline Loans and the Letters of Credit and the execution and delivery of this Agreement and the Series 2019-1 Class A-1 Notes and shall continue in full force and effect until all interest on and principal of the Series 2019-1 Class A-1 Notes, and all other amounts owed to the Lender Parties, the Funding Agents and the Administrative Agent hereunder and under the Series 2019-1 Supplement have been paid in full, all Letters of Credit have expired or been fully cash collateralized in accordance with the terms of this Agreement and the Commitments, the Swingline Commitment and the L/C Commitment have been terminated. In addition, the obligations of the Master Issuer and the Lender Parties under Sections 3.05, 3.06, 3.07, 3.08, 9.05, 9.10 and 9.11 shall survive the termination of this Agreement.
Section 9.05 Payment of Costs and Expenses; Indemnification.
(a)Payment of Costs and Expenses. The Master Issuer agrees to pay (by depositing such amounts into the Collection Account to be distributed subject to and in accordance with the Priority of Payments), on the Series 2019-1 Closing Date (if invoiced at least one (1) Business Day prior to such date) or on or before seven (7) Business Days after written demand (in all other cases), all reasonable expenses of the Administrative Agent, each initial Funding Agent and each initial Lender Party (including the reasonable fees and out-of-pocket expenses of counsel to each of the foregoing, if any, as well as the fees and expenses of the Rating Agencies) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and of each other Related Document, including schedules and exhibits, whether or not the transactions contemplated hereby or thereby are consummated (“Pre-Closing Costs”), and (ii) any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Related Document as may from time to time hereafter be proposed (“Amendment Costs”). The Master Issuer further agrees to pay, subject to and in accordance with the Priority of Payments, and to hold the Administrative Agent, each Funding Agent and each Lender Party harmless from all liability for (x) any breach by the Master Issuer of its obligations under this Agreement, (y) all reasonable costs incurred by the Administrative Agent, such Funding Agent or such Lender Party in enforcing this Agreement and (z) any Non-Excluded Taxes that may be payable in connection with (1) the execution or delivery of this Agreement, (2) any Borrowing or Swingline Loan hereunder, (3) the issuance of the Series 2019-1 Class A-1 Notes, (4) any Letter of Credit hereunder or (5) any other Related Documents (“Other Post-Closing Expenses”). The Master Issuer also agrees to reimburse, subject to and in accordance with the Priority of Payments, the Administrative Agent, such Funding Agent and such Lender Party upon demand for all reasonable out-of-pocket expenses incurred by the Administrative Agent, such Funding Agent and such Lender Party in connection with (1) the negotiation of any restructuring or “workout”, whether or not consummated, of the Related Documents and (2) the enforcement of, or any waiver or amendment requested under or with respect to, this Agreement or any other Related Documents (“Out-of-Pocket Expenses”). Notwithstanding the foregoing, other than in connection with a sale or assignment pursuant to Section 9.18(a), the Master Issuer shall have no obligation to reimburse any Lender Party for any of the fees and/or expenses incurred by such Lender Party with respect to its sale or assignment of all or any part of its respective rights and obligations under this Agreement and the Series 2019-1 Class A-1 Notes pursuant to Section 9.03 or Section 9.17.
(b) Indemnification of the Lender Parties. In consideration of the execution and delivery of this Agreement by the Lender Parties, the Master Issuer hereby agrees to indemnify and hold each Lender Party and each of their officers, directors, employees and agents (collectively, the “Indemnified Parties”) harmless (by depositing such amounts into the Collection Account to be distributed subject to and in accordance with the Priority of Payments) from and against any and all actions, causes of action, suits, losses, liabilities and damages, and reasonable documented costs and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2019-1 Class A-1 Notes), including reasonable documented attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to:

(i)any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance, Swingline Loan or Letter of Credit; or
(ii)the entering into and performance of this Agreement and any other Related Document by any of the Indemnified Parties, including, for the avoidance of doubt, the consent by the Lender Parties set forth in Section 9.19;
except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s bad faith, gross negligence or willful misconduct or breach of representations set forth herein. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Master Issuer hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The indemnity set forth in this Section 9.05(b) shall in no event include indemnification for special, punitive, consequential or indirect damages of any kind or for any Taxes which shall be covered by (or expressly excluded from) the indemnification provided in Section 3.08 or for any transfer Taxes with respect to its sale or assignment of all or any part of its respective rights and obligations under this Agreement and the Series 2019-1 Class A-1 Notes pursuant to Section 9.17. The Master Issuer shall give notice to the Rating Agencies of any claim for Indemnified Liabilities made under this Section 9.05(b).
(c) Indemnification of the Administrative Agent and each Funding Agent by the Master Issuer. In consideration of the execution and delivery of this Agreement by the Administrative Agent and each Funding Agent, the Master Issuer hereby agrees to indemnify and hold the Administrative Agent and each Funding Agent and each of their officers, directors, employees and agents (collectively, the “Agent Indemnified Parties”) harmless (by depositing such amounts into the Collection Account to be distributed subject to and in accordance with the Priority of Payments) from and against any and all actions, causes of action, suits, losses, liabilities and damages, and reasonable documented costs and expenses incurred in connection therewith (irrespective of whether any such Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2019-1 Class A1 Notes), including reasonable documented attorneys’ fees and disbursements (collectively, the “Agent Indemnified Liabilities”), incurred by the Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Agreement and any other Related Document by any of the Agent Indemnified Parties, except for any such Agent Indemnified Liabilities arising for the account of a particular Agent Indemnified Party by reason of the relevant Agent Indemnified Party’s gross negligence, bad faith or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Master Issuer hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Agent Indemnified Liabilities that is permissible under applicable law. The indemnity set forth in this Section 9.05(c) shall in no event include indemnification for special, punitive, consequential or indirect damages of any kind or for any Taxes which shall be covered by (or expressly excluded from) the indemnification provided in Section 3.08. The Master Issuer shall give notice to the Rating Agencies of any claim for Agent Indemnified Liabilities made under this Section 9.05(c).
(d) Indemnification of the Administrative Agent and each Funding Agent by the Committed Note Purchasers. In consideration of the execution and delivery of this Agreement by the Administrative Agent and the related Funding Agent, each Committed Note Purchaser, ratably according to its respective Commitment, hereby agrees to indemnify and hold the Administrative Agent and each of its officers, directors, employees and agents (collectively, the “Administrative Agent Indemnified Parties”) and such Funding Agent and each of its officers, directors, employees and agents (collectively, the “Funding Agent Indemnified Parties,” and together with the Administrative Agent Indemnified Parties, the “Applicable Agent Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and reasonable costs and expenses incurred in connection therewith (solely to the extent not reimbursed by or on behalf of the Master Issuer) (irrespective of whether any such Applicable Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2019-1 Class A1 Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Applicable Agent Indemnified Liabilities”), incurred by the Applicable Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Agreement and any other Related Document by any of the Applicable Agent Indemnified Parties, except for any such Applicable Agent Indemnified Liabilities arising for the account of a particular Applicable Agent Indemnified Party by reason of the relevant Applicable Agent Indemnified Party’s bad faith, gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Committed Note Purchaser, ratably according to its respective Commitment, hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Applicable Agent Indemnified Liabilities that is permissible under applicable law. The indemnity set forth in this Section 9.05(d) shall in no event include indemnification for consequential or indirect damages of any kind or for any Taxes which shall be covered by (or expressly excluded from) the indemnification provided in Section 3.08.
Section 9.06 Characterization as Related Document; Entire Agreement. This Agreement shall be deemed to be a Related Document for all purposes of the Base Indenture and the other Related Documents. This Agreement, together with the Base Indenture, the Series

2019-1 Supplement, the documents delivered pursuant to Article VII and the other Related Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.
Section 9.07 Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address, e-mail address (if provided), or facsimile number set forth on Schedule II, or in each case at such other address, e-mail address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by e-mail, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (so long as transmitted on a Business Day, otherwise the next succeeding Business Day) upon receipt of electronic confirmation of transmission.
Section 9.08 Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.
Section 9.09 Tax Characterization. Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all federal, state, local and foreign income and franchise tax purposes, the Series 2019-1 Class A-1 Notes will be treated as evidence of indebtedness, (b) agrees to treat the Series 2019-1 Class A-1 Notes for all such purposes as indebtedness and (c) agrees that the provisions of the Related Documents shall be construed to further these intentions.
Section 9.10 No Proceedings; Limited Recourse.
(a) The Securitization Entities. Each of the parties hereto (other than the Master Issuer) hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of the last maturing Note issued by the Master Issuer pursuant to the Base Indenture, it will not institute against, or join with any other Person in instituting against, any Securitization Entity, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law, all as more particularly set forth in Section 14.13 of the Base Indenture and subject to any retained rights set forth therein; provided, however, that nothing in this Section 9.10(a) shall constitute a waiver of any right to indemnification, reimbursement or other payment from the

Securitization Entities pursuant to this Agreement, the Series 2019-1 Supplement, the Base Indenture or any other Related Document. In the event that a Lender Party (solely in its capacity as such) takes action in violation of this Section 9.10(a), each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contest or cause to be contested the filing of such a petition by any such Person against such Securitization Entity or the commencement of such action and raise or cause to be raised the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.10(a) shall survive the termination of this Agreement. Nothing contained herein shall preclude participation by a Lender Party in the assertion or defense of its claims in any such proceeding involving any Securitization Entity. The obligations of the Master Issuer under this Agreement are solely the limited liability company obligations of the Master Issuer.
(b) The Conduit Investors. Each of the parties hereto (other than the Conduit Investors) hereby covenants and agrees that it will not, prior to the date that is one year and one day after the payment in full of the latest maturing Commercial Paper or other debt securities or instruments issued by a Conduit Investor, institute against, or join with any other Person in instituting against, such Conduit Investor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 9.10(b) shall constitute a waiver of any right to indemnification, reimbursement or other payment from such Conduit Investor pursuant to this Agreement, the Series 2019-1 Supplement, the Base Indenture or any other Related Document. In the event that the Master Issuer, the Manager or a Lender Party (solely in its capacity as such) takes action in violation of this Section 9.10(b), such related Conduit Investor may file an answer with the bankruptcy court or otherwise properly contest or cause to be contested the filing of such a petition by any such Person against such Conduit Investor or the commencement of such action and raise or cause to be raised the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.10(b) shall survive the termination of this Agreement. Nothing contained herein shall preclude participation by the Master Issuer, the Manager or a Lender Party in assertion or defense of its claims in any such proceeding involving a Conduit Investor. The obligations of the Conduit Investors under this Agreement are solely the corporate obligations of the Conduit Investors. No recourse shall be had for the payment of any amount owing in respect of this Agreement, including any obligation or claim arising out of or based upon this Agreement, against any stockholder, employee, officer, agent, director, member, affiliate or incorporator (or Person similar to an incorporator under state business organization laws) of any Conduit Investor; provided, however, nothing in this Section 9.10(b) shall relieve any of the foregoing Persons from any liability that any such Person may otherwise have for its gross negligence or willful misconduct.
Section 9.11 Confidentiality. Each Lender Party agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of the Manager and the Master Issuer, other than (a) to their Affiliates, officers, directors, employees, agents and advisors, including, without limitation, legal counsel and accountants (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep it confidential), (b) to actual or prospective assignees and participants, and then only on a confidential basis (after obtaining such actual or prospective assignee’s or participant’s agreement to keep such Confidential Information confidential in a manner substantially similar to this Section 9.11), (c) as requested by a Governmental Authority or self-regulatory organization or required by any law, rule or regulation or judicial process of which the Master Issuer or the Manager, as the case may be, has knowledge; provided that each Lender Party may disclose Confidential Information as requested by a Governmental Authority or self-regulatory organization or required by any law, rule or regulation or judicial process of which the Master Issuer or the Manager, as the case may be, does not have knowledge if such Lender Party is prohibited by law, rule or regulation from disclosing such requirement to the Master Issuer or the Manager, as the case may be, (d) to Program Support Providers (after obtaining such Program Support Providers’ agreement to keep such Confidential Information confidential in a manner substantially similar to this Section 9.11), (e) to any Rating Agency providing a rating for any Series or Class of Notes or any Conduit Investor’s debt or (f) in the course of litigation with the Master Issuer, the Manager or such Lender Party.
“Confidential Information” means information that the Master Issuer or the Manager furnishes to a Lender Party, but does not include (i) any such information that is or becomes generally available to the public other than as a result of a disclosure by a Lender Party or other Person to which a Lender Party delivered such information, (ii) any such information that was in the possession of a Lender Party prior to its being furnished to such Lender Party by the Master Issuer or the Manager, or (iii) any such information that is or becomes available to a Lender Party from a source other than the Master Issuer or the Manager; provided that with respect to clauses (ii) and (iii) herein, such source is not (x) known to a Lender Party to be bound by a confidentiality agreement with the Master Issuer or the Manager, as the case may be, with respect to the information or (y) known to a Lender Party to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.
Section 9.12 GOVERNING LAW; CONFLICTS WITH
INDENTURE. THIS AGREEMENT AND ALL MATTERS ARISING UNDER OR IN ANY MANNER RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

YORK. IN THE EVENT OF ANY CONFLICTS BETWEEN THIS AGREEMENT AND THE INDENTURE, THE INDENTURE SHALL GOVERN.
Section 9.13 JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY OF THE PARTIES HEREUNDER WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREUNDER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.
Section 9.14 WAIVER OF JURY TRIAL. ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT.
Section 9.15 Counterparts. This Agreement may be executed in any number of counterparts (which may include facsimile or other electronic transmission of counterparts) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.
Section 9.16 Third Party Beneficiary. The Trustee, on behalf of the Secured Parties, and the Control Party are express third party beneficiaries of this Agreement.
Section 9.17 Assignment.
(a)Subject to Sections 6.03 and 9.17(f), any Committed Note Purchaser may at any time sell all or any part of its rights and obligations under this Agreement, the Series 2019-1 Class A-1 Advance Notes and, in connection therewith, any other Related Documents to which it is a party, with the prior written consent (not to be unreasonably withheld or delayed) of the Master Issuer, the Swingline Lender and the L/C Provider, to one or more financial institutions (an “Acquiring Committed Note Purchaser”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit B (the “Assignment and Assumption Agreement”), executed by such Acquiring Committed Note Purchaser, such assigning Committed Note Purchaser, the Funding Agent with respect to such Committed Note Purchaser, the Master Issuer, the Swingline Lender and the L/C Provider and delivered to the Administrative Agent; provided that no consent of the Master Issuer shall be required for (i) an assignment to another Committed Note Purchaser or any Affiliate of a Committed Note Purchaser or if a Rapid Amortization Event or an Event of Default has occurred and is continuing or (ii) a sale or assignment between Affiliates of a Committed Note Purchaser; provided further that no assignment pursuant to this Section 9.17 shall be made to a Competitor.
(b)Without limiting the foregoing, subject to Sections 6.03 and 9.17(f), each Conduit Investor may assign all or a portion of the Investor Group Principal Amount with respect to such Conduit Investor and its rights and obligations under this Agreement, the Series 2019-1 Class A-1 Advance Notes and, in connection therewith, any other Related Documents to which it is a party to a Conduit Assignee with respect to such Conduit Investor, without the prior written consent of the Master Issuer. Upon such assignment by a Conduit Investor to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the Investor Group Principal Amount or such portion thereof with respect to such Conduit Investor, (ii) the related administrative or managing agent for such Conduit Assignee will act as the Funding Agent for such Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Funding Agent hereunder or under the other Related Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties, in each case relating to the Commercial Paper and/or the Series 2019-1 Class A-1 Advance Notes, shall have the benefit of all the rights and protections provided to such Conduit Investor herein and in the other Related Documents (including, without limitation, any limitation on recourse against such Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all of such Conduit Investor’s obligations, if any, hereunder or under the Base Indenture or under any other Related Document with respect to such portion of the Investor Group Principal Amount and such Conduit Investor shall be released from such obligations, (v) all distributions in respect of the Investor Group Principal Amount or such portion thereof with respect to such Conduit Investor shall be made to the applicable Funding Agent on behalf of such Conduit Assignee, (vi) the definition of the term “CP Funding Rate” with respect to the portion of the Investor Group Principal Amount with respect to such Conduit Investor, as applicable, funded or maintained with commercial paper issued by such Conduit Assignee from time to time shall be determined in the manner set forth in the definition of “CP Funding Rate” applicable to such Conduit Assignee on the basis of the interest rate or discount applicable to Commercial Paper issued by or for the benefit of such Conduit Assignee (rather than any other Conduit Investor), (vii) the defined terms and other terms and provisions of this Agreement and the other Related Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Funding Agent with respect to such Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Funding Agent may reasonably request to evidence and give effect to the foregoing. No assignment by any Conduit Investor to a Conduit Assignee of all or any portion of the Investor Group Principal Amount with respect to such Conduit Investor shall in any way diminish the obligation of the Committed Note Purchasers in the same Investor Group as such Conduit Investor under Section 2.03 to fund any Increase not funded by such Conduit Investor or such Conduit Assignee.
(c) Subject to Sections 6.03 and 9.17(f), any Conduit Investor and the related Committed Note Purchaser(s) may at any time sell all or any part of their respective rights and obligations under this Agreement, the Series 2019-1 Class A-1 Advance Notes and, in connection therewith, any other Related Documents to which it is a party, with the prior written consent (not to be unreasonably withheld or delayed) of the Master Issuer, the Swingline Lender and the L/C Provider, to a multi-seller commercial paper conduit, whose commercial paper is rated at least “A-1” from S&P and “P1” from Moody’s, and one or more financial institutions providing support to such multi-seller commercial paper conduit (an “Acquiring Investor Group”) pursuant to a transfer supplement, substantially in the form of Exhibit C (the “Investor Group Supplement” or the “Series 2019-1 Class A-1 Investor Group Supplement”), executed by such Acquiring Investor Group, the Funding Agent with respect to such Acquiring Investor Group (including the Conduit Investor and the Committed Note Purchasers with respect to such Investor Group), such assigning Conduit Investor and the Committed Note Purchasers with respect to such Conduit Investor, the Funding Agent with respect to such assigning Conduit Investor and Committed Note Purchasers, the Master Issuer, the Swingline Lender and the L/C Provider and delivered to the Administrative Agent; provided that no consent of the Master Issuer shall be required for an assignment to another Committed Note Purchaser or any Affiliate of a Committed Note Purchaser and its related Conduit Investor or if a Rapid Amortization Event or an Event of Default has occurred and is continuing. For the avoidance of doubt, this Section 9.17(c) is intended to permit and provide for (i) assignments from a Committed Note Purchaser to a Conduit Investor in a different Investor Group and (ii) assignments from a Conduit Investor to a Committed Note Purchaser in a different Investor Group, and, in each of (i) and (ii), Exhibit C shall be revised to reflect such assignments.

(d)Subject to Sections 6.03 and 9.17(f), the Swingline Lender may at any time assign all its rights and obligations hereunder and under the Series 2019-1 Class A-1 Swingline Note, in whole but not in part, with the prior written consent of the Master Issuer and the Administrative Agent, which consent shall not be unreasonably withheld, to a financial institution pursuant to an agreement with, and in form and substance reasonably satisfactory to, the Administrative Agent and the Master Issuer, whereupon the assignor shall be released from its obligations hereunder; provided that no consent of the Master Issuer shall be required if a Rapid Amortization Event or an Event of Default has occurred and is continuing; provided, further, that the prior written consent of each Funding Agent (other than any Funding Agent with respect to which all of the Committed Note Purchasers in such Funding Agent’s Investor Group are Defaulting Investors), which consent shall not be unreasonably withheld or delayed, shall be required if such financial institution is not a Committed Note Purchaser.
(e)Subject to Sections 6.03 and 9.17(f), the L/C Provider may at any time assign all or any portion of its rights and obligations hereunder and under the Series 2019-1 Class A-1 L/C Note with the prior written consent of the Master Issuer and the Administrative Agent, which consent shall not be unreasonably withheld, to a financial institution pursuant to an agreement with, and in form and substance reasonably satisfactory to, the Administrative Agent and the Master Issuer, whereupon the assignor shall be released from its obligations hereunder to the extent so assigned; provided that no consent of the Master Issuer shall be required if a Rapid Amortization Event or an Event of Default has occurred and is continuing.
(f)Any assignment of the Series 2019-1 Class A-1 Notes shall be made in accordance with the applicable provisions of the Indenture.
Section 9.18 Defaulting Investors. (a) The Master Issuer may, at its sole expense and effort, upon notice to such Defaulting Investor and the Administrative Agent, (i) require any Defaulting Investor to sell all of its rights, obligations and commitments under this Agreement, the Series 2019-1 Class A-1 Notes and, in connection therewith, any other Related Documents to which it is a party, to an assignee; provided that (x) such assignment is made in compliance with Section 9.17 and (y) such Defaulting Investor shall have received from such assignee an amount equal to such Defaulting Investor’s Committed Note Purchaser Percentage of the related Investor Group Principal Amount of such Defaulting Investor and all accrued interest thereon, accrued fees and all other amounts payable to such Defaulting Investor hereunder or (ii) remove any Defaulting Investor as an Investor by paying to such Defaulting Investor an amount equal to such Defaulting Investor’s Committed Note Purchaser Percentage of the related Investor Group Principal Amount of such Defaulting Investor and all accrued interest thereon, accrued fees and all other amounts payable to such Defaulting Investor hereunder.
(b) In the event that a Defaulting Investor desires to sell all or any portion of it rights, obligations and commitments under this Agreement, the Series 2019-1 Class A-1 Notes and, in connection therewith, any other Related Documents to which it is a party, to an unaffiliated third party assignee for an amount less than 100% (or, if only a portion of such rights, obligations and commitments are proposed to be sold, such portion) of such Defaulting Investor’s Committed Note Purchaser Percentage of the related Investor Group Principal Amount of such Defaulting Investor and all accrued interest thereon, accrued fees and all other amounts payable to such Defaulting Investor hereunder, such Defaulting Investor shall promptly notify the Master Issuer of the proposed sale (the “Sale Notice”). Each Sale Notice shall certify that such Defaulting Investor has received a firm offer from the prospective unaffiliated third party and shall contain the material terms of the proposed sale, including, without limitation, the purchase price of the proposed sale and the portion of such Defaulting Investor’s rights, obligations and commitments proposed to be sold. The Master Issuer and any of its Affiliates shall have an option for a period of three (3) Business Days from the date the Sale Notice is given to elect to purchase such rights, obligations and commitments at the same price and subject to the same material terms as described in the Sale Notice. The Master Issuer or any of its Affiliates may exercise such purchase option by notifying such Defaulting Investor before expiration of such three (3) Business Day period that it wishes to purchase all (but not a portion) of the rights, obligations and commitments of such Defaulting Investor proposed to be sold to such unaffiliated third party. If the Master Issuer or any of its Affiliates gives notice to such Defaulting Investor that it desires to purchase such, rights, obligations and commitments, the Master Issuer or such Affiliate shall promptly pay the purchase price to such Defaulting Investor. If the Master Issuer or any of its Affiliates does not respond to any Sale Notice within such three (3) Business Day period, the Master Issuer and its Affiliates shall be deemed not to have exercised such purchase option.
(c) Notwithstanding anything to the contrary contained in this Agreement, if any Investor becomes a Defaulting Investor, then, until such time as such Investor is no longer a Defaulting Investor, to the extent permitted by applicable law:
(i)Such Defaulting Investor’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.01.
(ii)Any payment of principal, interest, fees or other amounts payable to the account of such Defaulting Investor (whether voluntary or mandatory, at maturity or otherwise) shall be applied (and the Master Issuer shall instruct the Trustee to apply such amounts) as follows: first, to the payment of any amounts owing by such Defaulting Investor to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Investor to the L/C Provider or the Swingline Lender hereunder; third, to provide cash collateral to the L/C Provider in accordance with Section 4.03(b) in an amount equal to the amount of Undrawn L/C Face Amounts at such time multiplied by the Commitment Percentage of such Defaulting Investor’s Investor Group multiplied by the Committed Note Purchaser Percentage of such Defaulting Investor; fourth, as the Master Issuer may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Investor has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the

Master Issuer, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Investor’s potential future funding obligations with respect to Advances under this Agreement and (y) to provide cash collateral to the L/C Provider in accordance with Section 4.03(b) in an amount equal to the amount of any future Undrawn L/C Face Amounts multiplied by the Commitment Percentage of such Defaulting Investor’s Investor Group multiplied by the Committed Note Purchaser Percentage of such Defaulting Investor; sixth, to the payment of any amounts owing to the Investors, the L/C Provider or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Investor, the L/C Provider or the Swingline Lender against such Defaulting Investor as a result of such Defaulting Investor’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Master Issuer as a result of any judgment of a court of competent jurisdiction obtained by the Master Issuer against such Defaulting Investor as a result of such Defaulting Investor’s breach of its obligations under this Agreement; and eighth, to such Defaulting Investor or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or any extensions of credit resulting from a drawing under any Letter of Credit that has not been reimbursed as an Advance pursuant to Section 2.08(a) in respect of which such Defaulting Investor has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.03 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and extensions of credit resulting from a drawing under any Letter of Credit that has not been reimbursed as an Advance pursuant to Section 2.08(a) owed to, all non-Defaulting Investors on a pro rata basis prior to being applied to the payment of any Advances of, participations required to be purchased pursuant to Section 2.09(a) owed to, such Defaulting Investor until such time as all Advances and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Investors pro rata in accordance with the Commitments without giving effect to Section 9.18(c)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Investor that are applied (or held) to pay amounts owed by a Defaulting Investor or to post cash collateral pursuant to this Section 9.18(c)(ii) shall be deemed paid to and redirected by such Defaulting Investor, and each Investor irrevocably consents hereto.
(iii)    All or any part of such Defaulting Investor’s participation in L/C Obligations and Swingline Loans shall be reallocated among the non-Defaulting Investors pro rata based on their Commitments (calculated without regard to such Defaulting Investor’s Commitment) but only to the extent that (x) the conditions set forth in Section 7.03 are satisfied at the time of such reallocation (and, unless the Master Issuer shall have otherwise notified the Administrative Agent at such time, the Master Issuer shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the product of any non-Defaulting Investor’s related Investor Group Principal Amount multiplied by such non-Defaulting Investor’s Committed Note Purchaser Percentage to exceed such non-Defaulting Investor’s Commitment Amount. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Investor arising from that Investor having become a Defaulting Investor, including any claim of a non-Defaulting Investor as a result of such non-Defaulting Investor’s increased exposure following such reallocation.

(iv)    If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the Master Issuer shall, without prejudice to any right or remedy available to them hereunder or under law, prepay Swingline Loans in an amount equal to the amount that cannot be so reallocated.
(d) If the Master Issuer, the Administrative Agent, the Swingline Lender and the L/C Provider agree in writing that an Investor is no longer a Defaulting Investor, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Investor will, to the extent applicable, purchase that portion of outstanding Advances of the other Investors or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Investors in accordance with their respective Commitments (without giving effect to Section 9.18(c)(iii)), whereupon such Investor will cease to be a Defaulting Investor; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Master Issuer while that Investor was a Defaulting Investor; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Investor to Investor will constitute a waiver or release of any claim of any party hereunder arising from that Investor’s having been a Defaulting Investor.
Section 9.19 Consent to Springing Amendments. Each Series 2019-1 Class A-1 Noteholder and each member of each Investment Group hereby consents to (i) the Second Supplement, to be dated as of the Series 2019-1 Closing Date, to the Base Indenture, to be entered into by and among the Master Issuer and Citibank, N.A., as the Trustee and the securities intermediary thereunder, and (ii) the Amendment, to be dated as of the Series 2019-1 Closing Date, to the Management Agreement (together, the “Springing Amendments”), pursuant to which the amendments referenced therein shall become operative upon the payment in full of the Outstanding Principal Amount of (1) the Series 2015-1 Class A-2 Notes (as such term is defined in the Series 2015-1 Supplement, dated as of January 26, 2015, to the Base Indenture, entered into by and among the Master Issuer and Citibank, N.A., as the Trustee and the securities intermediary thereunder) and (2) the Series 2017-1 Class A-2 Notes (as such term is defined in the Series 2017-1 Supplement, dated as of October 23, 2017, to the Base Indenture, entered into by and among the Master Issuer and Citibank, N.A., as the Trustee and the securities intermediary thereunder), and in their respective capacities as Noteholders hereby (x) direct the Control Party, where such direction from the Noteholders is required, to consent to the Springing Amendments, (y) request the Controlling Class Representative to consent to the Springing Amendments where such consent of the Controlling Class Representative is required and (z) waive notice of any Consent Request or Consent Recommendation that would otherwise be required pursuant to Section 11.4(c) of the Base Indenture in connection with the Springing Amendments.

    Section 9.20 No Fiduciary Duties. Each of the Manager, the Master Issuer and the Guarantors acknowledge and agree that in connection with the transaction contemplated in this Agreement, or any other services the Lender Parties may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Lender Parties: (a) no fiduciary or agency relationship between any of the Manager, the Master Issuer, the Guarantors and any other person, on the one hand, and the Lender Parties, on the other, exists; (b) the Lender Parties are not acting as advisor, expert or otherwise, to the Manager, the Master Issuer or the Guarantors, and such relationship between any of the Manager, the Master Issuer or the Guarantors, on the one hand, and the Lender Parties, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Lender Parties may have to the Manager, the Master Issuer and any of the Guarantors shall be limited to those duties and obligations specifically stated herein; (d) the Lender Parties and their respective affiliates may have interests that differ from those of the Manager, the Master Issuer or the Guarantors; and (e) the Manager, the Master Issuer and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Manager and the Securitization Entities hereby waive any claims that Manager, the Master Issuer and the Guarantors may have against the Lender Parties with respect to any breach of fiduciary duty in connection with the Series 2019-1 Class A-1 Notes.
Section 9.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action or any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
For purposes of this Section 9.21:
“Bail-In Legislation” means in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.
    “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.
“Write-down and Conversion Powers” means in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule.
Section 9.22    Patriot Act. In accordance with the USA PATRIOT Act, to help fight the funding of terrorism and money laundering activities, any Lender Party may obtain, verify and record information that identifies individuals or entities that establish a relationship with such Lender Party. Such Lender Party may ask for the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account. Such Lender Party may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.
DB MASTER FINANCE LLC, as Master Issuer
By: /s/ Lawrence P. Flynn
Name: Lawrence P. Flynn
Title: Vice President, Controller and Corporate Treasurer

DUNKIN’ BRANDS, INC., as Manager
By: /s/ Lawrence P. Flynn
Name: Lawrence P. Flynn
Title: Vice President, Controller and Corporate Treasurer

DB MASTER FINANCE PARENT LLC, as Guarantor
By: /s/ Lawrence P. Flynn
Name: Lawrence P. Flynn
Title: Vice President, Controller and Corporate Treasurer

DB FRANCHISING HOLDING COMPANY LLC, as Guarantor
By: /s/ Lawrence P. Flynn
Name: Lawrence P. Flynn
Title: Vice President, Controller and Corporate Treasurer

DB MEXICAN FRANCHISING LLC, as Guarantor

By: /s/ Lawrence P. Flynn
Name: Lawrence P. Flynn
Title: Vice President, Controller and Corporate Treasurer

DD IP HOLDER LLC, as Guarantor

By: /s/ Lawrence P. Flynn
Name: Lawrence P. Flynn
Title: Vice President, Controller and Corporate Treasurer

BR IP HOLDER LLC, as Guarantor

By: /s/ Lawrence P. Flynn
Name: Lawrence P. Flynn
Title: Vice President, Controller and Corporate Treasurer

BR UK FRANCHISING LLC, as Guarantor

By: /s/ Lawrence P. Flynn
Name: Lawrence P. Flynn
Title: Vice President, Controller and Corporate Treasurer

DUNKIN DONUTS FRANCHISING LLC, as Guarantor

By: /s/ Lawrence P. Flynn
Name: Lawrence P. Flynn
Title: Vice President, Controller and Corporate Treasurer

BASKIN-ROBBINS FRANCHISING LLC, as Guarantor

By: /s/ Lawrence P. Flynn
Name: Lawrence P. Flynn
Title: Vice President, Controller and Corporate Treasurer

DB REAL ESTATE ASSETS I LLC, as Guarantor

By: /s/ Lawrence P. Flynn
Name: Lawrence P. Flynn
Title: Vice President, Controller and Corporate Treasurer

DB REAL ESTATE ASSETS II LLC, as Guarantor

By: /s/ Lawrence P. Flynn
Name: Lawrence P. Flynn
Title: Vice President, Controller and Corporate Treasurer

COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, as Administrative Agent

By: /s/ Martin Snyder
Name: Martin Snyder
Title: Executive Director

By: /s/ Christopher Lew
Name: Christopher Lew
Title: Executive Director

COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, as L/C/ Provider
By: /s/ Martin Snyder
Name: Martin Snyder
Title: Executive Director

By: /s/ Christopher Lew
Name: Christopher Lew
Title: Executive Director

COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, as Swingline Lender
By: /s/ Martin Snyder
Name: Martin Snyder
Title: Executive Director

By: /s/ Christopher Lew
Name: Christopher Lew
Title: Executive Director

COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, as the Committed Note Purchaser
By: /s/ Martin Snyder
Name: Martin Snyder
Title: Executive Director

By: /s/ Christopher Lew
Name: Christopher Lew
Title: Executive Director

COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, as the related Funding Agent
By: /s/ Martin Snyder
Name: Martin Snyder
Title: Executive Director

By: /s/ Christopher Lew
Name: Christopher Lew
Title: Executive Director